FORM OF

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

by

[_____________________________], as Grantor,

to

FIRST AMERICAN TITLE INSURANCE CO., as Trustee,

for the benefit of

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA, as Beneficiary

Location: [___________]

EXHIBITS
Exhibit A- Legal Description of Land

ANNEXES

Annex A – Definitions
Annex B – State Specific Provisions

[__________] Deed of Trust

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (as amended, modified, extended, renewed, restated or supplemented from time to time, this “Instrument”) is dated the ___ day of ___________, 2017, to be effective on the ____ day of October, 2017, by [______________], a [_________] limited liability company, having its chief executive office and place of business at 11501 Northlake Drive, Cincinnati, Ohio 45249, as grantor (“Borrower”), to FIRST AMERICAN TITLE INSURANCE CO., having an address at 200 SW Market Street, Suite 250, Portland, OR 97201, as trustee, for the benefit of THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA, a New York corporation, having an office at 7 Hanover Square, New York, New York 10004, its successors and assigns, as beneficiary (“Lender”).
RECITALS
A.    Lender has made a loan to Borrower in the original principal amount of [____________] Dollars ($[___________]) (the “Loan”), which Loan is evidenced by a Promissory Note dated the date hereof made by Borrower and payable to Lender in the principal amount of the Loan (as amended, modified, extended, renewed, restated or supplemented from time to time, the “Note”).
B.    Borrower has entered into this Instrument to secure the payment of the Note and the payment and performance of all of the other Obligations (as defined in Annex A hereto).
C.    For purposes of this Instrument, capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in Annex A hereto, and the rules of construction set forth in Annex A shall govern the interpretation of this Instrument.
ARTICLE I - GRANTING PROVISIONS
Section 1.01    Grant. In consideration of the principal sum of the Note, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower hereby grants, bargains, sells, assigns, transfers, pledges, mortgages, warrants, and conveys to Trustee, for the benefit of Lender, all right, title, and interest of Borrower in, to, and under the following to the extent assignable (collectively, the “Property”):
(a)the Land;
(b)the Improvements;
(c)all easements, estates, and interests including hereditaments, servitudes, appurtenances, tenements, mineral and oil/gas rights, water rights, air rights, development power or rights, options, reversion and remainder rights, all land lying within the rights-of-way, roads, or streets, open or proposed, adjoining the Land to the center line thereof, and all sidewalks, alleys, and strips and gores of land adjacent to or used in connection with the Property, and any other rights owned by Borrower and relating to or usable in connection with or for access to the Property;
(d)all plans, specifications, surveys, studies, reports, Permits, agreements, contracts, instruments, books of account, insurance policies, and any other documents in each case relating to the ownership, use, development, construction, occupancy, leasing, maintenance, marketing, sale or operation of the Property;

(e)all of the fixtures and tangible Personal Property and substitutions and replacements thereof, but excluding all Personal Property owned by any Tenant;
(f)all proceeds (including conversion to cash or liquidation claims) of (i) insurance for or relating to the Property (whether or not such insurance is required hereunder), including any Rent Loss Insurance; and (ii) all Awards;
(g)all tax refunds, including interest thereon, tax rebates, tax credits, and tax abatements, and the right to receive the same, which may be payable or available with respect to the Property (except, in each case, for income taxes and franchise taxes);
(h)all Leases, including all guaranties thereof;
(i)all Rents and all proceeds from the cancellation, termination, surrender, sale, transfer or other disposition of the Leases;
(j)all names under or by which the Property may at any time be operated or known, and all rights to carry on business under any such names or any variant thereof, and all trademarks, trade names, patents pending and goodwill associated with the Property, other than any names, trademarks, trade names, patents containing “Phillips Edison” or any derivation thereof;
(k)all permits, licenses, franchises, authorizations, warranties, guaranties, and indemnities (including, without limitation, those for construction, workmanship, materials, and performance) that exist, or may hereafter exist, from, by, or against any contractor, subcontractor, manufacturer, supplier, laborer, or other service provider relating to the Property; and
(l)all of Borrower’s other rights and privileges heretofore or hereafter otherwise arising in connection with or pertaining to the Property, including (i) all water and/or sewer capacity, all water, sewer and/or other utility deposits or prepaid fees, and/or all water and/or sewer and/or other utility tap rights or other utility rights; (ii) all advance payments of insurance premiums made by Borrower with respect to the Property; (iii) the right, in the name and on behalf of Borrower, to appear in and defend any Proceeding brought with respect to the Property and to commence any Proceeding to protect the interest of Borrower in the Property; (iv) any right or privilege of Borrower under any loan commitment, lease, contract, declaration of covenants, restrictions and easements or like instrument, developer’s agreement, or other agreement with any third party pertaining to the ownership, use, development, construction, occupancy, leasing, maintenance, marketing, sale or operation of the Property; and (v) to the extent not otherwise described above in this granting clause, all accounts, documents, inventory, equipment, fixtures, general intangibles (including, without limitation, all trade names and contract rights), as-extracted collateral, timber to be cut, chattel paper, commercial tort claims, deposit accounts, instruments, letter of credit rights and investment property (as such terms are defined in the UCC) related to the Property, and all proceeds thereof.
TO HAVE AND TO HOLD the Property unto Trustee, and its successors and assigns forever, subject to the provisions, terms and conditions of this Instrument, IN TRUST, WITH POWER OF SALE, to secure payment and performance of the Obligations in the time and manner set forth in the Loan Documents.

PROVIDED, HOWEVER, if Borrower shall (i) pay the Debt as provided for in the Loan Documents and the Cross Defaulted Borrowers shall have paid the debt as provided for in the Cross Defaulted Loan Documents, (ii) comply with the conditions precedent to a Release (as described in Section 10.01 hereof), or (iii) if a Substitution occurs (in accordance with Section 10.02 hereof) in which the Property is the Outgoing Property, then in each case the obligations of Borrower hereunder and the Property hereby granted shall cease, terminate and be void and this Instrument shall terminate and be of no further force and effect (except as specifically stated in the Loan Documents to survive) and Lender will record or provide such other instruments evidencing termination of all liens on the Property in customary form in the Property State.
ARTICLE II - ASSIGNMENT OF RENTS AND LEASES;
SECURITY AGREEMENT
Section 2.01    Assignment of Rents and Leases. Borrower hereby assigns to Lender all of Borrower's right, title and interest in and to the Leases and the Rents. Borrower agrees to execute and deliver to Lender such additional instruments, in form and substance satis-factory to Lender in its reasonable discretion, as may hereafter be necessary from time to time to further evidence and confirm such assignment. The assignment made in this Section 2.01 constitutes an absolute, present and irrevocable assignment and shall be fully operative in accordance with its terms without any further action by the parties hereto. It is expressly understood, however, that Borrower may collect the Rents until the occurrence of an Event of Default under this Instrument. Upon the occurrence and during the continuance of an Event of Default, Lender may collect the Rents and exercise any and all of its other rights and remedies as specified in the Assignment of Leases. In the event of any conflict or inconsistency between the provisions of the Assignment of Leases and the provisions of this Section 2.01, the provisions of the Assignment of Leases shall control.
Section 2.02    Security Agreement. Borrower hereby grants to Lender a security interest in, to and under all of Borrower’s right, title and interest in, to and under each and every item of the Personal Property, whether now owned or hereafter acquired or arising, and all proceeds and products thereof, to secure the Obligations, and this Instrument shall constitute a security agreement between Borrower and Lender with respect to the Personal Property. Borrower agrees to file (or pay for the costs of Lender to file) in the appropriate offices in the jurisdictions as Lender may require, financing or continuation statements meeting the requirements of the UCC, to perfect the security interests hereby granted including, without limitation, a financing statement naming Borrower as debtor and Lender as secured party that describes the collateral covered thereby as “all assets of Borrower, whether now owned or existing, or hereafter acquired or arising and all proceeds and products thereof”. Upon the occurrence of an Event of Default, the remedies of Lender as secured party shall be, at the option of Lender, (a) those hereinafter set forth in this Instrument, it being the understanding of the parties that upon the occurrence of an Event of Default, Lender may proceed as to both real property and Personal Property in accordance with the rights and remedies granted herein with respect to real property; (b) those contained in the UCC; (c) those prescribed by other Laws; or (d) any combination of the foregoing. All substitutions for, replacements of, and additions to the Personal Property, and the proceeds thereof, shall immediately be subject to the security interest hereinabove granted, and Borrower agrees to maintain the Personal Property free and clear of all liens, charges, encumbrances and security interests, other than Permitted Encumbrances. This Instrument constitutes a financing statement filed as a fixture filing, and for such purpose (i) the name of the debtor is the name of Borrower; (ii) the name of the secured party is the name of Lender; and (iii) the collateral covered hereby includes goods that are or are to become fixtures related to the Land described in Exhibit A attached hereto. This Instrument is to be filed for record in the real estate records of the city or county where the Land is located and Borrower is the record owner of the Land.

ARTICLE III - REPRESENTATIONS AND WARRANTIES
Borrower hereby represents and warrants to Lender as follows:
Section 3.01    Title. Borrower owns the Land and Improvements in fee simple and has good and marketable title to the Property, free and clear of all liens, charges, encumbrances and security interests, except the Permitted Encumbrances.
Section 3.02    Legal Status and Authority. Borrower (a) is duly organized, validly existing, and in good standing under the Laws of the Organization State and, if the Property State is not the Organization State, is qualified to transact business and is in good standing under the Laws of the Property State; and (b) has all necessary approvals, governmental and otherwise, and full power and authority to own the Property and carry on its business.
Section 3.03    Consents; No Contravention. The execution, delivery and performance of the Loan Documents and the borrowing evidenced by the Note (a) have received all necessary approvals and consents; (b) will not violate, conflict with, breach, or constitute (with notice or lapse of time, or both) a default under (i) any Law; (ii) the governing instrument of Borrower; or (iii) any indenture, agreement, or other instrument to which Borrower is a party or by which it or any of the Property is bound or affected; (c) will not result in the creation or imposition of any lien, charge, or encumbrance upon the Property except the liens granted in this Instrument and the other Loan Documents; and (d) will not require any consent, authorization or license from, or any filing with, any Governmental Authority (except for the recordation of this Instrument, the Assignment of Leases, the Cross Collateralizing Security Documents and UCC filings).
Section 3.04    Proceedings. As of the date hereof there is no Proceeding pending or, to the knowledge of Borrower, threatened or contemplated against, or affecting, Borrower or the Property.
Section 3.05    Status of Property.
(a)Flood Hazard Area. Except as disclosed on the survey of the Property certified to the Lender, the Land and Improvements are not located in a Special Flood Hazards Area or, if located within any such area, as of the date hereof Borrower has and will maintain the insurance prescribed in Section 4.06 below.
(b)Permits; Compliance with Laws. Borrower has all necessary Permits including those required for the Permitted Use and for the lawful operation of the Property as currently operated and as contemplated herein and for the lawful conduct of its business, all of which Permits are currently in full force and effect, are not subject to ongoing Proceedings for revocation, suspension, forfeiture, or modification, and, to Borrower’s knowledge, are not subject to revocation, suspension, forfeiture, or modification. Except as disclosed in the property condition report, the zoning report, and the environmental report delivered to or received by Lender, to Borrower’s knowledge, the Property and its use and occupancy are in compliance with all Laws, and Borrower has received no notice of any violation or potential violation of the Laws which has not been remedied or satisfied.
(c)Utilities. The Property is served by all utilities (including water and sewer) required for the Permitted Use.
(d)Roads and Streets. Public roads and streets necessary to serve the Property for the Permitted Use have been completed, are serviceable, are open, and to Borrower’s knowledge have been dedicated to and accepted by the appropriate Governmental Authorities. As of the date hereof, Borrower and all other occupants of the Property have access to such public roads and streets.

(e)Damage. As of the date hereof, except as disclosed in the property condition report obtained by Lender, the Property is free from any Damage, other than de minimis Damage.
(f)Payment for Improvements. As of the date hereof, all costs and expenses for labor, materials, supplies, and equipment used in the construction of the Improvements which are due and owing have been paid in full and there are no liens on the Property with respect thereto except for the Permitted Encumbrances.
(g)Furniture, Fixtures and Equipment. Borrower owns or leases and as of the date hereof has paid in full all amounts due and owing for all furnishings, fixtures, and equipment (other than Tenants’ property) used in connection with the operation of the Property, free of all security interests, liens, or encumbrances except the Permitted Encumbrances.
(h)Separate Tax Lot. The Property is assessed for real estate tax purposes as one or more wholly independent tax lot(s), separate from any adjoining land or improvements, and no other land or improvements are assessed and taxed together with the Property, and no other land or improvements are necessary for the operation of the Property.
Section 3.06    Tax Status of Borrower. Borrower is not a Foreign Person for U.S. federal income tax purposes. If Borrower is a Disregarded Entity, the owner of Borrower (which owner is not a Disregarded Entity) is not a Foreign Person for U.S. federal income tax purposes.
Section 3.07    Bankruptcy and Equivalent Value.    As of the date hereof, no Bankruptcy Proceeding has been instituted by or against any Borrower Party. Borrower has received reasonably equivalent value for granting this Instrument.
Section 3.08    Disclosure. As of the date hereof, Borrower has not failed to disclose any fact known to Borrower that could cause any representation or warranty made herein to be materially misleading. To Borrower’s knowledge, as of the date hereof, there has been no adverse change in any condition, fact, circumstance, or event that would make any such information materially inaccurate, incomplete or otherwise misleading.

Section 3.09    Illegal Activities and Criminal Proceedings.
(a)Illegal Activities. No portion of the Property has been or will be purchased, improved, fixtured, equipped or furnished with proceeds of any illegal activity and, to Borrower’s knowledge, there are no illegal activities at, on or under the Property.
(b)Criminal Proceedings. To Borrower’s knowledge, no Borrower Party has been charged, indicted or convicted in any Proceeding, or is currently under threat of charge, indictment or conviction in any Proceeding, for any felony or crime punishable by imprisonment, including but not limited to the Racketeer Influenced and Corruption Organizations Act, 18 U.S.C. §§ 1961-1968 (“RICO”).
Section 3.10    Anti-Terrorism Laws.
(a)OFAC Lists.
(i)Borrower is not, and to Borrower’s knowledge, each other Borrower Party is not a Prohibited Person; and
(ii)Borrower does not knowingly conduct any business with or engage in any transaction or dealing with any Prohibited Person.
(b)Other Anti-Terrorism Laws. Borrower, and to the knowledge of Borrower, each other Borrower Party, is in compliance with all Anti-Terrorism Laws. To the extent (if any) that Borrower is required to do so, it has established policies and procedures reasonably designed to prevent and detect money laundering and to prevent other violations of the Anti-Terrorism Laws.
Section 3.11    ERISA. Borrower represents and warrants to Lender that (a) Borrower is not (i) a Plan, (ii) a Governmental Plan, or (iii) an entity the assets of which constitute “plan assets” of any Plan within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA; (b) neither Borrower nor any of its ERISA Affiliates maintains a Plan subject to Title IV of ERISA or the minimum funding requirements of Section 303 of ERISA or contributes to, or has any obligation to contribute to, or liability under, any active or terminated Plan subject to Title IV of ERISA or the minimum funding requirements of Section 303 of ERISA; and (c) Borrower is not subject to state Laws regulating investments and fiduciary obligations with respect to Governmental Plans.
Section 3.12    Ground Leases. The Ground Leases are the only ground leases affecting the Property.
ARTICLE IV - COVENANTS AND AGREEMENTS
Borrower covenants and agrees with Lender as follows:
Section 4.01    Payment of Obligations. Subject to the provisions, terms and conditions set forth in the Loan Documents, including, without limitation all notice and cure periods, Borrower shall timely pay and cause to be performed the Obligations.

Section 4.02    Continuation of Existence. Borrower shall not (a) dissolve, terminate, or otherwise dispose of, directly, indirectly or by operation of Law, all or substantially all of its assets, except in connection with a Permitted Transfer; (b) reorganize or change its legal structure without Lender’s prior written consent, except as otherwise expressly permitted in this Instrument in connection with a Permitted Transfer or otherwise; (c) change its name, address, or the name under which Borrower conducts its business without promptly notifying Lender; or (d) do anything to cause the representations in Section 3.02 to become untrue.
Section 4.03    Assessments.
(a)Obligation to Pay Assessments. Borrower shall pay when due all Assessments and in all events prior to the date any fine, penalty, interest or charge for nonpayment may be imposed. Unless Borrower is making Deposits in accordance with Section 4.10, Borrower shall provide Lender with receipts evidencing such payments (except for ground rents, maintenance charges, and utility charges) within thirty (30) days after their due date.
(b)Right to Contest. Borrower may, prior to delinquency and at its sole expense, contest any Assessment, but this shall not change or extend Borrower’s obligation to pay the Assessment as required above unless (i) Borrower gives Lender prior written notice of its contest of an Assessment; (ii) Borrower demonstrates to Lender’s reasonable satisfaction that (1) the Property will not be sold to satisfy the Assessment prior to the final determination of the Proceeding; (2) Borrower has taken any action that is required or permitted to accomplish a stay of any such sale; and (3) if Borrower is not required to pay the contested amount at part of the contest, then if requested by Lender Borrower has either at its election (x) furnished a bond or surety (satisfactory to Lender in form and amount) sufficient to prevent a sale of the Property; or (y) deposited one hundred fifty percent (150%) of the full amount necessary to pay any unpaid portion of the Assessments with Lender; and (iii) such Proceeding shall be permitted under any other instrument to which Borrower or the Property is subject (whether superior or inferior to this Instrument).
(c)Transaction Taxes. Borrower shall pay all Transaction Taxes when assessed. If Borrower fails to pay the Transaction Taxes after demand by Lender, Lender may (but is not obligated to) pay such Transaction Taxes and Borrower shall reimburse Lender within five (5) Business Days after written notice for any amount so paid with interest at the Default Rate.
(d)Taxes on Loan Documents, Etc. If any change effective after the date hereof in a Law requires (i) the deduction from the value of real property for the purpose of taxation of any lien or encumbrance thereon; (ii) the imposition of taxes on mortgages or deeds of trust, or debts secured by mortgages or deeds of trust, for federal, state or local purposes or changes the manner of the collection of any such existing taxes; and/or (iii) the imposition of a tax, either directly or indirectly, on any of the Loan Documents or the Obligations, Borrower shall, if permitted by Law, pay the additional tax, if any, resulting from such change in Law within the statutory period or within twenty (20) days after demand by Lender, whichever is less; provided, however, that if, in the opinion of Lender, Borrower is not permitted by Law to pay such taxes, Lender shall have the option to declare the Obligations immediately due and payable (without any Prepayment Premium) upon one hundred twenty (120) days’ notice to Borrower. This Section 4.03(d) shall not apply to any taxes imposed on or with respect to Lender that are (A) imposed on or measured by net income (however denominated) or franchise taxes or (B) attributable to Lender’s failure to deliver to Borrower such documentation prescribed by applicable Law or reasonably requested by Borrower as would reduce or eliminate the amount of such taxes imposed on or with respect to Lender (to the extent Lender is legally entitled to deliver such documentation to Borrower).

Section 4.04    Defense of Title, Proceedings and Rights under Loan Documents. Borrower shall forever warrant, defend and preserve Borrower’s title to the Property, the validity, enforceability and priority of this Instrument and the lien or security interest created hereby, and any rights of Lender and/or Trustee under the Loan Documents against the claims of all Persons, and shall promptly notify Lender and Trustee of any such claims. Lender and/or Trustee (whether or not named as a party to such Proceedings) is authorized and empowered (but shall not be obligated) to take such additional steps as it may deem necessary or proper for the defense of any such Proceeding or the protection of the lien, security interest, validity, enforceability, or priority of this Instrument, title to the Property, or any rights of Lender and/or Trustee under the Loan Documents, including the employment of counsel, the prosecution and/or defense of such Proceedings, the compromise, release, or discharge of such adverse claims, the purchase of any tax title, the removal of any such liens and security interests, and any other actions Lender and/or Trustee deems necessary to protect its or their interests. During the continuance of an Event of Default, Borrower authorizes Lender and/or Trustee to take any actions required to be taken by Borrower, or permitted to be taken by Lender and/or Trustee, in the Loan Documents in the name and on behalf of Borrower. Borrower shall reimburse Lender and Trustee within five (5) Business Days after written notice for all payments and expenses (including Attorneys’ Fees) made or incurred by Lender and/or Trustee in connection with the foregoing and Lender’s or Trustee’s exercise of its or their rights under the Loan Documents. All such payments and expenses of Lender and/or Trustee, until reimbursed by Borrower, shall be part of the Obligations, bear interest from the date on which due at the Default Rate, and shall be secured by this Instrument.
Section 4.05    Compliance With Laws and Operation and Maintenance of Property.
(a)Maintenance, Use, of Property. Subject to ordinary wear and tear and the rights and obligations of Tenants under Leases, (i) Borrower will operate and maintain the Property in good order, repair, and operating condition, and (ii) Borrower will promptly make all necessary repairs, replacements, additions, and improvements necessary to maintain the Property in substantially the same condition as of the date hereof. Borrower will not abandon the Property. Borrower is currently using, and will continue to use, the Property for the Permitted Use, and will not use the Property or permit the Property to be used for any other use.
(b)Alterations. Except as otherwise permitted in this Section 4.05(b), Borrower shall not, without first obtaining Lender’s approval, commence, nor allow to be commenced, any construction, alteration or modification of the Improvements or any new construction on the Land.
(i)Notwithstanding the foregoing Lender shall not unreasonably withhold, delay or condition its consent to any non-structural construction on or non-structural alterations to, the Property, which in the aggregate do not exceed $700,000 in any calendar year (prorated for any partial year during the term of the Loan).
(ii)Lender’s approval shall not be required for (A) any non-structural construction on, or non-structural alterations to, the Property aggregating less than $700,000 per calendar year (prorated for any partial year during the term of the Loan); and (B) ordinary and customary maintenance and repair of the Property, including, without limitation, alterations to the Property that require capital expenditures such as repairs and maintenance to the parking lot or roof of the buildings on the Property and updating of the façade of the buildings on the Property, that do not reduce the net rentable area or value of the Property more than a de minimis amount and that do not render the Property in violation of any requirement of the Loan Documents; and (C) alterations or tenant improvements made pursuant to the provisions of any Lease existing on the date hereof that has been approved by Lender or any new Lease or amendment to Lease approved by Lender or which does not, by the terms of the Loan Documents, require Lender’s prior written consent.
(iii)If Lender’s approval is required for any new construction on, or alteration to, the Property during the term of the Loan, Borrower requests Lender’s approval in writing, and such written request is neither approved nor denied within ten (10) Business Days following Lender’s receipt of such request (together with plans and specifications, the budget for the work, the construction contract, and such other documentation as Lender may reasonably request), Lender’s approval shall be deemed given; provided that Borrower’s request for Lender’s approval bore the following legend typed in bold, capital letters at the top: “IF LENDER SHALL FAIL TO EITHER APPROVE OR DENY BORROWER’S REQUEST FOR LENDER’S APPROVAL OF NEW CONSTRUCTION ON, OR ALTERATION TO, THE PROPERTY AND THE DOCUMENTATION THEREFOR WITHIN TEN (10) BUSINESS DAYS AFTER LENDER’S RECEIPT THEREOF, LENDER SHALL BE DEEMED TO HAVE APPROVED SUCH NEW CONSTRUCTION ON, OR ALTERATION TO, THE PROPERTY”; and provided, further that, the deemed approval provision in this sentence shall not apply in the event the documentation for the new construction on, or alteration to, the Property, or the request therefore does not comply with the provisions of this paragraph.
(c)Personal Property. Borrower will keep the Property fully equipped and will replace all worn out or obsolete Personal Property in a commercially reasonable manner with comparable fixtures or Personal Property, unless such Personal Property is no longer necessary for the operation of the Property. Unless such Personal Property is no longer necessary for the operation of the Property, Borrower will not, without Lender’s prior written consent, remove any Personal Property covered by this Instrument unless the same is replaced by Borrower in a commercially reasonable manner with a comparable article (i) owned by Borrower free and clear of any lien or security interest (other than the Permitted Encumbrances); or (ii) leased by Borrower if the replaced Personal Property was leased at the time of execution of this Instrument (or if otherwise consented to in writing by Lender).
(d)Compliance with Laws. Borrower shall comply with and shall cause the Property to be maintained, used, and operated in compliance with all (i) Laws; (ii) orders, rules, and regulations of any regulatory, licensing, accrediting, insurance underwriting or rating organization, or other body exercising similar functions; (iii) duties or obligations of any kind imposed under any Permitted Encumbrance or by covenant, condition, agreement, or easement, public or private; and (iv) policies of insurance at any time in force with respect to the Property. If Proceedings are initiated or Borrower receives notice that Borrower or the Property is not in compliance with any of the foregoing, Borrower will promptly send Lender notice and a copy of notice of such Proceedings or violation.
(e)Rezonings, Encumbrances Etc. Borrower shall not, without Lender’s prior written consent: (i) initiate or actively support any zoning reclassification of the Property or variance under existing zoning ordinances; (ii) modify or supplement any of the Permitted Encumbrances; (iii) impose any restrictive covenants or encumbrances upon the Property other than Permitted Encumbrances; (iv) execute or file any subdivision plat affecting the Property; (v) consent to the annexation of the Property to any municipality; and (vi) permit the Property to be used by the public or by any Person in a way that might make a claim of adverse possession or any implied dedication or easement possible. With respect to Lender’s approval for utility easements under subsection (ii) above, if Borrower requests Lender’s approval in writing, and such written request is neither approved nor denied within five (5) Business Days following Lender’s receipt (together with the a copy of such utility easement), Lender’s approval shall be deemed given; provided that Borrower’s request for Lender’s approval shall bear the following legend typed in bold, capital letters at the top: “IF LENDER SHALL FAIL TO EITHER APPROVE OR DENY BORROWER’S REQUEST FOR LENDER’S APPROVAL OF THE ENCLOSED UTILITY

EASEMENT WITHIN FIVE (5) BUSINESS DAYS AFTER LENDER’S RECEIPT THEREOF, LENDER SHALL BE DEEMED TO HAVE APPROVED SUCH UTILITY EASEMENT”.

Section 4.06    Insurance.
(a)Property Insurance. Borrower shall keep the Property insured for the benefit of Borrower and Lender (with Lender named as mortgagee/loss payee) by (i) an “all risk” property insurance policy with an agreed amount endorsement for Full Replacement Cost without any coinsurance provisions or penalties, or the broadest form of coverage available, in an amount sufficient to prevent Lender from ever becoming a coinsurer under the policy or Laws, and with a deductible not to exceed One Hundred Thousand Dollars ($100,000.00); (ii) a policy or endorsement insuring against both alien and domestic acts of terrorism in accordance with Terrorism Risk Insurance Act, without co-insurance for damage to the Property, or loss of Rents, caused by acts of terrorism; (iii) a policy or endorsement insuring against claims applicable to the presence of Mold, if required by Lender; (iv) a policy or endorsement providing Rent Loss Insurance covering a period of not less than twelve (12) months of gross rent following the date of the Damage; (v) a policy or endorsement insuring against damage by flood if the Property is located in a Special Flood Hazard Area in an amount equal to the amount of the full replacement costs of the Improvements without depreciation; (vi) a policy or endorsement covering against Damage from (1) sprinkler system leakage and (2) boilers, boiler tanks, HVAC and other building systems and equipment, pressure vessels, auxiliary piping, and similar apparatus, in an amount required by Lender; and (vii) during the period of any construction, repair, restoration, or replacement of the Property, a standard builder’s risk policy with extended coverage in an amount at least equal to the Full Replacement Cost, and worker’s compensation, in statutory amounts. Full Replacement Cost will be determined, at Borrower’s expense, periodically upon policy expiration or renewal by the insurance company or an appraiser, engineer, architect, or contractor approved by said company and Lender.

(b)Liability Insurance. Borrower shall maintain commercial general liability insurance with per occurrence limits of $1,000,000, a products/completed operations limit of $2,000,000, and a general aggregate limit of $2,000,000, with an excess/umbrella liability policy of not less than $5,000,000 per occurrence and annual aggregate covering Borrower, with Lender named as an additional insured, against claims for bodily injury or death or property damage occurring in, upon, or about the Property or any street, drive, sidewalk, curb, or passageway adjacent thereto. In addition to any other requirements, such commercial general liability and excess/umbrella liability insurance shall provide insurance against acts of terrorism and against claims applicable to the presence of Mold, or such coverages shall be provided by separate policies or endorsements. The insurance policies shall also include operations and blanket contractual liability coverage which insures contractual liability under the indemnification set forth in Section 8.01 below (but such coverage or the amount thereof shall in no way limit such indemnification).
(c)Additional or Changed Insurance Requirements. Upon not less than sixty (60) days’ advance notice to Borrower, Lender shall have the right to require that Borrower carry such additional or different types, amounts or limits of insurance as Lender may reasonably require to the extent that: (i) that such coverage is then available, (ii) owners and/or operators of retail properties of comparable quality to the Property and located in the market in which the Property is located are generally obtaining such coverage; (iii) lenders financing such retail properties are generally requiring such coverage, whether as a condition to new financing or pursuant to documents governing existing loans; or (iv) Borrower or Principal is obtaining such coverage on any other properties owned or operated by Borrower or Principal in the market in which the Property is located.
(d)Policy Requirements. All insurance required under this Section 4.06 shall be fully paid for, nonassessable, and the policies shall contain such provisions, endorsements, and expiration dates as Lender shall reasonably require. The policies shall be issued by insurance companies authorized to do business in the Property State and must be rated “A” or better by A.M. Best (or if a rating by A.M. Best is no longer available, a similar rating from a similar or successor service) and have a Financial Size Category of “X” or higher. Companies with A.M. Best ratings of “B” or “C” with reinsurance endorsements are not acceptable. In addition, all policies shall (i) in the case of insurance required by Section 4.06(a), include a standard mortgagee clause, without contribution, in the name of Lender (and that of its subsidiaries’, Affiliates’, successors’ and assigns’), (ii) provide that they shall not be canceled, amended, or materially altered (including reduction in the scope or limits of coverage) without at least thirty (30) days’ prior written notice to Lender except in the event of cancellation for non-payment of premium, in which case only ten (10) days’ prior written notice will be given to Lender, and (iii) include a waiver of subrogation clause substantially equivalent to the following: “The Company may require from the Insured an assignment of all rights of recovery against any party for loss to the extent that payment therefor is made by the Company, but the Company shall not acquire any rights of recovery which the Insured has expressly waived prior to loss, nor shall such waiver affect the Insured’s rights under this policy”.
(e)Evidence of Insurance. Borrower shall deliver to Lender (i) original (upon request) or certified copies of all policies (and renewals) required under this Section 4.06; and (ii) receipts evidencing payment of all premiums on such policies at least fifteen (15) days prior to their expiration. If original and renewal policies are unavailable or if coverage is under a blanket policy, Borrower shall deliver duplicate originals (upon request), or, if unavailable, original ACORD 27 and ACORD 25-S certificates (or equivalent certificates) evidencing that such policies are in full force and effect together with certified copies of the original policies. If coverage is under a blanket policy, such policy shall make specific reference to the Property and list all locations and insurable values of the properties included in the blanket policy. In the event that such policies of insurance and evidence of the payment of the premiums therefor are not delivered to Lender, confirming that there will be no gaps in coverage or underinsurance as required by this Instrument, Borrower hereby expressly authorizes Lender to obtain, without notice to, or demand upon, Borrower and without releasing Borrower from any of Borrower’s obligations hereunder, replacement insurance policies in such amounts, on such terms, and from such insurance agencies or companies as are suitable to Lender in Lender’s sole discretion, which replacement insurance, in Lender’s sole discretion, may protect only Lender’s interest in the Property and may, but need not, protect Borrower’s interest in the Property. If Lender obtains such replacement insurance policies, Lender shall invoice Borrower for the amount of all fees, costs, and expenses related thereto, including any premiums paid by Lender, and Borrower shall remit payment to Lender for such amount within five (5) Business Days of receiving such invoice. Nothing contained herein shall in any way obligate Lender to obtain or maintain such replacement insurance policies, and Lender shall not incur any liability for obtaining, maintaining, failing to obtain, or failing to maintain any such replacement insurance policies, nor shall Lender incur any liability for any of the contents, form, or legal sufficiency of any such policies, the solvency of any agencies or companies issuing such policies, or the payment or defense of any Proceedings related thereto. Except to the extent prohibited by Law, Lender may furnish to any insurance agency or company any information concerning the Loan or Borrower, and any information contained in, or extracted from, any policy of insurance delivered to Lender hereunder.
(f)Waiver of Subrogation. A waiver of subrogation required by Section 4.06(d) hereof shall be obtained by Borrower from its insurers and, consequently, Borrower for itself, and on behalf of its insurers, hereby waives and releases any and all right to claim or recover against Lender, its officers, employees, agents and representatives, for any Damage to Borrower, other Persons, the Property, Borrower’s property or the property of other Persons from any cause required to be insured against by the provisions of this Instrument or otherwise insured against by Borrower.
(g)Additional Insurance Requirements. Borrower shall not carry separate or additional insurance concurrent in form or contributing in the event of loss with that required under this Section 4.06 unless endorsed in favor of Lender in accordance with this Section 4.06 and approved by Lender in all respects. In the event of foreclosure of this Instrument or other transfer of title or assignment of the Property in extinguishment, in whole or in part, of the Obligations, all right, title, and interest of Borrower in and to all policies of insurance then in force regarding the Property and all proceeds payable thereunder and unearned premiums thereon shall immediately vest in the purchaser or other transferee of the Property. No approval by Lender of any insurer shall be construed to be a representation, certification, or warranty of its solvency. No approval by Lender as to the amount, type, or form of any insurance shall be construed to be a representation, certification, or warranty of its sufficiency. Borrower shall comply with all insurance requirements and shall not cause or permit any condition to exist which would be prohibited by any insurance requirement or would invalidate the insurance coverage on the Property.

(h)Payment of Lender’s Costs and Expenses. Borrower shall pay all costs and expenses, including Attorneys’ Fees, incurred by Lender in connection with Lender’s review and approval of Borrower’s insurance and of the insurance to be provided by each Ground Lessee as provided below (regardless of whether such insurance is ultimately purchased by Ground Lessee, Tenant, Borrower or Lender).
(i)Ground Lessee Insurance Obligations. In addition to the foregoing, and notwithstanding anything herein to the contrary (including Section 4.06(g) hereof) Borrower shall cause each Ground Lessee to maintain the insurance required to be maintained by such Ground Lessee pursuant to its Ground Lease. Notwithstanding the foregoing, in the event that any Ground Lessee fails to maintain the insurance that it is required to carry under its Ground Lease, or fails to name Lender as a loss payee thereunder, or undertakes to self-insure, Borrower shall provide notice to such Ground Lessee of such failure. If such Ground Lessee shall fail to obtain such insurance or name Lender as loss payee prior to the lapse of existing insurance which complies with the provisions of this Section 4.06(i), then Borrower shall acquire and maintain insurance covering the demised premises under such Ground Lease that is substantially equivalent to the insurance that such Ground Lessee is required to carry under its Ground Lease and which names Lender as loss payee. Borrower shall promptly provide Lender with notice of any Ground Lessee’s failure to carry appropriate insurance and shall provide evidence, reasonably satisfactory to Lender, that Borrower has acquired sufficient, substitute insurance which names Lender as a loss payee. Borrower shall carry such insurance until Lender is provided with evidence, reasonably satisfactory to Lender, that such Ground Lessee has obtained the insurance required to be maintained under its Ground Lease. In the event that such policies of insurance and evidence of the payment of the premiums therefor are not delivered to Lender, confirming that there will be no gaps in coverage or underinsurance to what is required by this Instrument, Borrower hereby expressly authorizes Lender to obtain, without notice to, or demand upon, Borrower and without releasing Borrower from any of Borrower’s obligations hereunder, replacement insurance policies in such amounts, on such terms, and from such insurance agencies or companies as are suitable to Lender in Lender’s sole discretion, which replacement insurance, in Lender’s sole discretion, may protect only Lender’s interest in the Property and may, but need not, protect Borrower’s interest in the Property. If Lender obtains such replacement insurance policies, Lender shall invoice Borrower for the amount of all fees, costs, and expenses related thereto, including any premiums paid by Lender, and Borrower shall remit payment to Lender for such amount within five (5) Business Days of receiving such invoice. Nothing contained herein shall in any way obligate Lender to obtain or maintain such replacement insurance policies, and Lender shall not incur any liability for obtaining, maintaining, failing to obtain, or failing to maintain any such replacement insurance policies, nor shall Lender incur any liability for any of the contents, form, or legal sufficiency of any such policies, the solvency of any agencies or companies issuing such policies, or the payment or defense of any Proceedings related thereto. Except to the extent prohibited by Law, Lender may furnish to any insurance agency or company any information concerning the Loan or Borrower, and any information contained in, or extracted from, any policy of insurance delivered to Lender hereunder.

Section 4.07    Damage and Destruction of Property.
(a)Notification of Lender, Etc. In the event of any Damage other than de minimus Damage, (i) Borrower shall promptly notify Lender, generally describing the extent of the Damage, and shall take all necessary steps to preserve any undamaged part of the Property; and (ii) Borrower shall comply with other reasonable requirements established by Lender to preserve the security under this Instrument. Borrower expressly assumes all risk of loss from any Damage, whether or not insurable or insured against.
(b)Proof of Loss and Settlement of Claims. If any Damage occurs and some or all of it is covered by insurance, then Lender may, but is not obligated to, make proof of loss if not made by Borrower within fifteen (15) days after the date of the Damage, and Lender is authorized and empowered by Borrower to settle, adjust, or compromise any claims for the Damage. Notwithstanding the foregoing, Borrower shall have the right to settle, adjust or compromise any claim for Damage if the total amount of such claim is less than Two Hundred Fifty Thousand Dollars ($250,000) (the “Damage Threshold”); provided that Borrower promptly uses the full amount of such insurance proceeds for Restoration of the Damage and provides evidence thereof to Lender in a manner acceptable to Lender.
(c)Lender to Hold Insurance Proceeds. Except as expressly provided in Section 4.07(b) above, all insurance proceeds payable on account of any Damage in excess of the Damage Threshold shall be delivered to and held by Lender, to be applied in accordance with this Section 4.07, and each insurance company is authorized and directed to make payment directly to Lender. Except as expressly provided in Section 4.07(b) above, Borrower shall have no right to such proceeds or to direct the use of the same. If Borrower receives any insurance proceeds for the Damage in excess of the Damage Threshold, Borrower shall promptly deliver the proceeds to Lender, except as expressly provided in Section 4.07(b) above. Any insurance proceeds held by Lender shall be held without the payment of interest thereon. Notwithstanding anything in this Instrument or at Law or in equity to the contrary, none of the insurance proceeds paid to Lender shall be deemed trust funds, and Lender may dispose of these proceeds as provided in this Section 4.07.
(d)Obligation to Undertake Restoration. Upon the occurrence of any Damage, Borrower shall diligently repair or restore the damaged Improvements in accordance with this Section 4.07, regardless of the amount of Net Proceeds made available to pay for such Restoration and regardless of whether Borrower was required by this Instrument to insure against such Damage. If Borrower was required to maintain insurance by this Instrument and failed to do so, such failure shall not relieve Borrower of its obligation to undertake Restoration necessitated by any Damage that would have been covered by such insurance.
(e)Lender’s Right to Condition Use of Proceeds. In the event the insurance casualty proceeds are less than the Damage Threshold, all insurance proceeds shall be delivered to Borrower and Borrower shall commence to restore the Property to the same or better condition as that existing prior to such Damage and shall diligently prosecute such Restoration to completion. In the event the insurance casualty proceeds equal or exceed the Damage Threshold, all insurance proceeds shall be delivered to, and held and disbursed towards Restoration by Lender subject to the following terms and conditions being satisfied at the time of the Damage and at all applicable times during the Restoration:
(i)    no Events of Default have occurred and be continuing;
(ii)    Lender shall have made a reasonable determination that the time needed to complete the Restoration will (A) not result in its completion occurring during the last three hundred sixty-

five (365) days of the term of the Loan, and (b) not exceed twelve (12) months from the date of the damage or destruction;
(iii)    Lender has determined in its reasonable discretion that the LTV will not exceed fifty-five percent (55%) upon completion of the Restoration; provided, however, that if the LTV exceeds fifty-five percent (55%) upon completion of the Restoration as determined by Lender in its reasonable discretion, then rather than having the casualty insurance proceeds applied to reduce the Debt, Borrower may elect in its sole discretion to (x) cause a Release of the Property pursuant to the terms and conditions of Section 10.01 (without prepayment penalty or premium) with the casualty insurance proceeds applied to the amounts due with respect to such Release, (y) cause a Substitution of the Property pursuant to the terms and conditions of Section 10.02 (without prepayment penalty or premium) with the casualty insurance proceeds applied to the amounts due with respect to such Substitution (if required) with any excess distributed to Borrower, or (z) repay a portion of the Loan (without prepayment penalty or premium) in the amount necessary for the LTV not to exceed fifty-five percent (55%) upon completion of the Restoration as determined by Lender in its reasonable discretion, provided that Borrower shall not be obligated to make such election (in which case the condition in this clause (iii) to the use of casualty insurance proceeds shall be deemed not satisfied);
(iv)     the DSCR based on Leases which are not terminable by reason of the casualty is at least 2.00 to 1.00 as reasonably determined by Lender; provided that if the DSCR is less than 2.00 to 1.00, then rather than having the casualty insurance proceeds applied to reduce the Debt, Borrower may elect in its sole discretion to (x) cause a Release of the Property pursuant to the terms and conditions of Section 10.01 (without prepayment penalty or premium) with the casualty insurance proceeds applied to the amounts due with respect to such Release, (y) cause a Substitution of the Property pursuant to the terms and conditions of Section 10.02 (without prepayment penalty or premium) with the casualty insurance proceeds applied to the amounts due with respect to such Substitution (if required) with any excess distributed to Borrower, or (z) repay a portion of the Loan (without prepayment penalty or premium) in the amount necessary for the DSCR of the Property to be at least 2.00 to 1.00 upon completion of the Restoration, provided that Borrower shall not be obligated to make such election (in which case the condition in this clause (iv) to the use of casualty insurance proceeds shall be deemed not satisfied);
(v)    the insurance proceeds received, and being held by Lender, plus such other funds which Borrower deposits with Lender, are sufficient, in Lender’s reasonable opinion, to restore the Property in accordance with plans and specifications approved by Lender; and if at any time Lender determines in its good faith judgment that an upward revision of the total remaining cost of Restoration, and as a result Lender does not have available a sufficient amount of remaining insurance proceeds to pay the remaining cost of Restoration, Borrower shall pay to Lender such additional amounts as are necessary to cover the amount by which such upward revision exceeds the remaining proceeds;
(vi)     disbursement of the insurance proceeds shall be in accordance with typical construction loan disbursement procedures established by Lender, as Lender shall, in its sole opinion, deem necessary, appropriate or desirable;
(vii)    Borrower shall have in place and provide to Lender a policy or policies of builder’s risk insurance in an amount not less than the full insurable value of the Property insuring against such risks (including without limitation fire and extended coverage, collapse of the improvements on the Property and earthquake coverage, if applicable, to agreed limits) as Lender may request, and any other insurance as Lender may reasonably request, in form and substance and from companies reasonably acceptable to Lender;
(viii)    the work shall be performed under the supervision of an architect or engineer approved in writing by Lender (such architect or engineer being referred to hereinafter as the “Architect”) and, before Borrower commences any work other than temporary work to protect property or prevent interference with business, Lender shall have approved in writing the construction contract and plans and specifications for such work; provided that if Borrower requests Lender’s approval in writing, and such written request is neither approved nor denied within fifteen (15) Business Days following Lender’s receipt (together with the a copy of such plans and specifications), Lender’s approval shall be deemed given; provided that Borrower’s request for Lender’s approval shall bear the following legend typed in bold, capital letters at the top: “IF LENDER SHALL FAIL TO EITHER APPROVE OR DENY BORROWER’S REQUEST FOR LENDER’S APPROVAL OF THE ENCLOSED PLANS AND SPECIFICATION WITHIN FIFTEEN (15) BUSINESS DAYS AFTER LENDER’S RECEIPT THEREOF, LENDER SHALL BE DEEMED TO HAVE APPROVED SUCH UTILITY EASEMENT”.
(ix)    Lender receives each request for payment on seven (7) days’ prior written notice accompanied by a certificate signed by the Architect stating that: (1) the work completed to date has been performed in compliance with the approved plans and specifications; (2) the sum requested is necessary to reimburse Borrower for payments by Borrower to, or is due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the work (giving a brief description of such services, materials and related costs and to whom same is payable) and, when added to all sums previously disbursed by Lender, does not exceed the value of the work performed to the date of such certificate; and (3) the amount of the remaining proceeds held by Lender (in addition to any amounts paid by Borrower pursuant to this Section 4.07) shall be sufficient to pay for the work in full upon completion of the same (giving in such reasonable detail as Lender may require an estimate of the cost of such completion);
(x)    each request for disbursement by Lender shall be accompanied by a lien waiver satisfactory to Lender covering that part of the work for which payment or reimbursement was requested in the immediately preceding request for payment and, if required by Lender and available at commercially reasonable rates, an endorsement to Lender’s title policy insuring or a title commitment showing that no liens have been filed in connection with the work performed to date;
(xi)    Lender receives, at Lender’s option, a satisfactory completion bond covering the work;
(xii)    the Restoration work is performed in accordance with, and the Property is at all times in compliance with all Laws affecting the Property and/or such work;
(xiii)    Borrower commences Restoration within sixty (60) days of the occurrence of the Damage, as such period may be extended for so long as Borrower is diligently pursuing the issuance of any Permits necessary to complete such Restoration, and diligently pursues the completion of the Restoration of the Property subject to typical force majeure events, up to in all events a maximum of ninety (90) days after the occurrence of the Damage;

(xiv)    Lender receives the final request for payment after completion of the work accompanied by a final lien waiver or waivers and a copy of any such certificate or certificates as shall be required by law to render occupancy of the improvements legal; and
(xvi)    Lender shall have the right to hire its own consultants (e.g., architect and/or engineer or other), to act on its behalf, in any capacity, and Borrower shall pay such consultants’ fees.
(f)    Lender’s Discretion. In the event that at any time any of the terms and conditions set forth in subparagraph (e) above are not satisfied and remain unsatisfied for a period of thirty (30) days following written notice thereof to Borrower, then Lender shall have the option, in its sole discretion, of paying or applying all or any part of the insurance proceeds: (i) to any indebtedness secured by the Loan Documents and in such order as Lender may determine; or (ii) to the Restoration.
(g)    Administrative Fee. Lender shall receive an administrative fee equal to Two Hundred Fifty and 00/100 Dollars ($250.00) for each disbursement of insurance proceeds made by it and Borrower shall reimburse Lender for all costs incurred by Lender in connection with the foregoing including, but not limited to, consultants’ fees, attorney’s fees, and the fees and expenses of any construction loan administrator or servicer retained by Lender to administer the disbursement of insurance proceeds under this Section 4.07.
(h)    Intentionally Omitted.
(i) Additional Security. Borrower shall execute, deliver, file and/or record, at its expense, such instruments as Lender requires to confirm and/or perfect Lender’s security interest in insurance proceeds and other rights granted pursuant to Section 1.01(f) hereof. Upon the occurrence and during the continuance of an Event of Default, Lender may exercise all of its rights and remedies as a secured party under the UCC with respect to such Net Proceeds, Rent Loss Proceeds and other rights described above.

Section 4.08     Condemnation.
(a)Notification of Lender, Etc. Borrower will promptly notify Lender of any Taking. Borrower shall, at its expense, (i) diligently prosecute all Proceedings in connection with such Taking, (ii) deliver to Lender copies of all papers served in connection therewith; and (iii) consult and cooperate with Lender in the handling of such Proceedings. No settlement of such Proceedings shall be made by Borrower without Lender’s prior written consent. Lender may (but shall not be obligated to do so) commence, appear in and prosecute in its own name any Proceeding or make any compromise or settlement in connection with any Taking, and Borrower will sign and deliver all instruments requested by Lender to permit this participation.
(b)Payment of Award to Lender. Any Award is hereby assigned, and shall be paid, to Lender. Borrower authorizes Lender to collect and receive all Awards, to give receipts for them, to accept them in the amount received without question or appeal, and/or to appeal any judgment, decree or order with respect to an Award. Borrower will sign and deliver all instruments requested by Lender to permit these actions.
(c)Application of Award. Lender may apply any Award in any order it determines (i) to reimburse Lender for all costs related to collection of the Award; and (ii) at Lender’s option, to (1) payment (without any Prepayment Premium) of all or part of the Obligations, whether or not then due and payable, in the order determined by Lender (provided that if any Obligations remain outstanding after this payment, the unpaid Obligations shall continue in full force and effect and Borrower shall not be excused in the payment thereof); or (2) the Restoration. If all or any portion of the Award is applied to the Obligations, unless Lender agrees otherwise, all regular installments of principal and interest payable under the Note shall continue to be due and payable as provided therein until the Obligations have been paid in full. If Borrower receives any Award, Borrower shall promptly deliver such Award to Lender. Notwithstanding anything in this Instrument or at Law or in equity to the contrary, none of the Award paid to Lender shall be deemed trust funds and Lender may dispose of these proceeds as provided in this Section 4.08.
(d)Payment of Obligations. Notwithstanding any Taking, Borrower shall continue to pay and perform the Obligations as provided in the Loan Documents. Any reduction in the Obligations due to application of the Award shall take effect only upon Lender’s actual receipt and application of the Award to the Obligations. If the Property shall have been foreclosed, sold pursuant to any power of sale granted hereunder, or transferred by deed-in-lieu of foreclosure prior to Lender’s actual receipt of the Award, Lender may apply the Award received to the extent of any deficiency upon such sale and the incurrence of costs by Lender in connection with such sale.
(e)Material Condemnation. If more than twenty-five percent (25%) of the income producing square footage of the Property is taken as a result of a Proceeding for a Taking or a Taking results in a decrease by twenty-five percent (25%) or more of the Net Operating Income of the Property, then Lender upon written notice to Borrower may require Borrower to cause a Release of the Property pursuant to the terms and conditions of Section 10.01 or a Substitution of the Property pursuant to the terms and conditions of Section 10.02, within ninety (90) days after receipt of such notice with Borrower making the determination of whether to effectuate a Release or Substitution and with the condemnation proceeds applied to the amounts due with respect to the Release or if required the Substitution, in each case with any prepayment made not being subject to any prepayment penalty or premium and any unused condemnation proceeds being distributed to Borrower. Borrower’s failure to cause such Release or Substitution within such ninety (90) day period shall constitute an Event of Default.

Section 4.09    Certain Liens and Liabilities. Borrower shall pay, bond, or otherwise discharge all liens, security interests, encumbrances and charges (a) of mechanics, material men, laborers and other Persons for all materials supplied and work performed in respect of the Property; (b) of judgment creditors; and (c) created as a result of Borrower’s consensual acts and not otherwise provided in clauses (a) - (b), which in each case, if unpaid, might result in, or permit the creation of, a lien, security interest, encumbrance or charge on the Property other than the Permitted Encumbrances, subject to the same right to contest the same as provided in Section 4.03(b) for Assessments. Borrower shall, at its sole expense, do everything necessary to preserve the lien and security interest created by this Instrument and its priority. Nothing in the Loan Documents shall be deemed or construed as constituting the consent or request by Lender or Trustee, express or implied, to any contractor, subcontractor, laborer, mechanic or materialman for the performance of any labor or the furnishing of any material for any improvement, construction, alteration, or repair of the Property. Borrower further agrees that neither Lender nor Trustee stands in any fiduciary relationship to Borrower. Any contributions made, directly or indirectly, to Borrower by or on behalf of any of its partners, members, principals or any party related to such parties shall be subordinate and inferior to the rights of Lender under the Loan Documents.
Section 4.10    Tax and Insurance Deposits. Borrower shall deliver to Lender all tax bills, bond and assessment statements, statements of insurance premiums, and statements for any other Impositions after receipt by Borrower. Borrower shall promptly notify Lender of any changes to the amounts, schedules and instructions for payment of the Impositions. Borrower shall make monthly Deposits to Lender in an amount sufficient to pay the Impositions at least thirty (30) days before they are due. Lender shall estimate the amount of the Deposits until ascertainable. If Lender determines that the Deposits are insufficient, Borrower shall promptly deposit any deficiency determined by Lender within five (5) Business Days after notice from Lender. Borrower authorizes Lender or its agent to obtain the bills for Assessments directly from the appropriate Governmental Authority. All Deposits are pledged to Lender and shall constitute additional security for the Obligations. The Deposits shall be held by Lender without interest (except to the extent required by Law) and may be commingled with other funds. If (a) Event of Default shall have occurred and be continuing at the time of payment, (b) Borrower has delivered bills or invoices to Lender for the Impositions in sufficient time to pay them when due; and (c) the Deposits are sufficient to pay the Impositions or Borrower has deposited the necessary additional amount, then Lender shall pay the Impositions prior to their due date. Any Deposits remaining after payment of the Impositions shall, at Lender’s option, be credited against the Deposits required for the following year or paid to Borrower. If an Event of Default occurs, the Deposits may, at Lender’s option, be applied to the Obligations in any order of priority, without relieving Borrower of its obligation to pay the Impositions when they become due. Any application to principal shall be deemed a prepayment subject to the applicable Prepayment Premium. Borrower shall not claim any credit against the principal and interest due under the Note for the Deposits. Upon an assignment or other transfer of this Instrument pursuant to Section 9.05 of this Instrument, Lender shall pay over the Deposits in its possession to the assignee or transferee and then it shall be completely released from all liability with respect to the Deposits, other than as a result of Lender gross negligence or willful misconduct with respect to the Deposits. Borrower shall look solely to the assignee or transferee with respect thereto. This provision shall apply to every transfer of the Deposits to a new assignee or transferee. Subject to Article V, a transfer of title to the Land shall automatically transfer to the new owner the beneficial interest in the Deposits. Upon full payment of the Debt, or, at Lender’s option, at any prior time, the balance of the Deposits in Lender’s possession shall be paid over to the record owner of the Land and no other party shall have any right or claim to the Deposits. Lender may transfer all its rights and duties under this Section 4.10 to such servicer or financial institution as Lender may periodically designate pursuant to Section 9.05 of this Instrument and Borrower agrees to make the Deposits to such servicer or institution.

Section 4.11    ERISA.
(a)Borrower understands and acknowledges that, as of the date hereof, the source of funds from which Lender is extending the Loan will include one or more of the following accounts: (i) an “insurance company general account,” as that term is defined in Prohibited Transaction Class Exemption 95-60 (60 Fed. Reg. 35925 (Jul. 12, 1995)), as to which Lender meets the conditions for relief in Sections I and IV thereof; (ii) pooled and single client insurance company separate accounts, which are subject to the provisions of ERISA; and (iii) one or more insurance company separate accounts maintained solely in connection with fixed contractual obligations of the insurance company, under which the amounts payable or credited to the plan are not affected in any manner by the investment performance of the separate account.
(b)Borrower covenants and agrees that it shall not engage in any transaction which would cause any obligation or action, taken or to be taken, to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA and which would result in a material liability to Borrower.
(c)Borrower shall deliver to Lender such certifications and/or other evidence periodically requested by Lender, in its reasonable discretion, to verify the representations and warranties in Section 3.11 and the covenants in Section 4.11(b) above. Notwithstanding anything in the Loan Documents to the contrary, no sale, assignment, or transfer of any direct or indirect right, title, or interest in Borrower or the Property (including creation of a junior lien, encumbrance or leasehold interest) shall be permitted which would, in Lender’s opinion, cause an ERISA Violation. At least fifteen (15) days before consummation of any of the foregoing, Borrower shall obtain from the proposed transferee or lienholder (i) a certification to Lender that the representations and warranties of Section 3.11 will be true after consummation; and (ii) an agreement to comply with this Section 4.11.
(d)The obligations of Borrower under this Section 4.11 shall survive repayment and performance of the other Obligations and any transfer of title to the Property or any portion thereof by foreclosure sale hereunder or by deed in lieu of such foreclosure.

Section 4.12    Environmental Indemnity. Subject to the provisions, terms and conditions set forth therein, Borrower shall comply with all of the terms, covenants and conditions of the Environmental Indemnity, and as of the date hereof hereby re-makes all covenants, representations and warranties made by it in the Environmental Indemnity, which are incorporated in this Instrument by reference as if fully set forth herein. Certain obligations of Borrower under the Environmental Indemnity shall survive repayment and performance of the Debt and any transfer of title to the Property or any portion thereof by foreclosure sale hereunder or by deed in lieu of such foreclosure.
Section 4.13    Intentionally Omitted.
Section 4.14    Inspection. Upon prior written notice, and subject in all respects to the rights of Tenants under the Leases, Borrower shall allow Lender and any Person who is not a Specified Prohibited Transferee, designated by Lender to enter upon the Property and conduct tests or inspect the Property at all reasonable times. Borrower shall reasonably assist Lender and such Person in effecting said inspection.
Section 4.15    Records, Reports, and Audits.
(a)Maintenance of Books and Records; Required Reports. Borrower shall maintain complete and accurate books and records with respect to all operations of, or transactions involving, the Property. Annually, on or prior to March 31st of each calendar year, Borrower shall furnish to Lender (i) financial statements, prepared in accordance with generally accepted accounting principles, consistently applied, for the immediately preceding calendar year for Borrower and each of the Principals (including a schedule of all related obligations and contingent liabilities for the Principals), financial statements to include a net operating income statement and a capital expenditures statement; (ii) unless Borrower is making Deposits in accordance with Section 4.10, copies of paid tax receipts for the Property; (iii) a net operating income budget showing projected income and expense and capital expenditures for the next twelve (12) month fiscal budget period; and (iv) subject to any applicable confidentiality restrictions contained in the applicable Leases, any sales figures reported to Borrower by all retail Tenants of the Property for the prior calendar year. On or prior to March 31st of each calendar year and within ten (10) days after request from Lender for any other calendar quarter thereafter, Borrower shall furnish to Lender a current rent roll for the Property.
(b)Intentionally Omitted.
(c)Delivery of Reports. All of the reports, statements, and items required under this Section 4.15 (i) shall be certified as being true, correct, and accurate by the delivering party; (ii) if an Event of Default occurred during the calendar year to which such reports pertain, at Lender’s option, the operating statement and financing statements shall be audited by a certified public accountant acceptable to Lender at Borrower’s expense; and (iii) shall be on substantially the same form as previously delivered to Lender; and (iv) shall be delivered on or before the due date thereof. If any report, statement, or item is not received by Lender on its due date, Borrower shall pay to Lender, to compensate Lender for the administrative expense likely to be incurred by Lender as a result of such delinquent report, statement or item, a late fee of Five Hundred and No/100 Dollars ($500.00) for each such delinquent report, statement or item for each month or partial month beyond the due date thereof that Lender has not received same; provided that no such fee shall apply to the first month of delinquency for the first report delivered later than the applicable due date. Borrower hereby acknowledges that such late fee is applicable to each reporting document that is delinquent and is not a single charge for all reporting documents that are delinquent at the same time. Borrower shall (i) provide Lender with such additional financial, management, or other information regarding Borrower, the Principals, or the Property as Lender may reasonably request; and (ii) deliver all items required by this Section 4.15 in an electronic format (i.e. on CD-ROM or external hard drive) or by electronic transmission.
(d)Right to Examine Records. Upon written notice, Borrower shall allow Lender or any Person designated by Lender to examine, audit, and make copies of all such books and records and all supporting data at the place where these items are located at all reasonable times after reasonable advance notice; provided that no notice shall be required after any Event of Default. Borrower shall reasonably assist Lender in effecting such examination. Upon five (5) days’ prior notice, Lender may inspect and make copies of the income tax returns of Borrower, its general partner(s) (if Borrower is a partnership) or its manager or member (if Borrower is a limited liability company) for the purpose of verifying any items referenced in this Section 4.15.
Section 4.16    Borrower’s Certificates. Within ten (10) Business Days after Lender’s request, Borrower shall furnish a written certification to Lender and any Investor as to (a) the amount of the Debt outstanding; (b) the interest rate, terms of payment, and maturity date of the Note; (c) the date to which payments have been paid under the Note; (d) whether any offsets or defenses exist against the Obligations and a detailed description of any listed; (e) whether all Leases are in full force and effect and have not been modified (or if modified, setting forth all modifications); (f) the date to which the Rents have been paid; (g) whether, to the knowledge of Borrower, any defaults exist under any of the Leases with Major Tenants; (h) the security deposit held by Borrower under each Lease and that such amount is the amount required under such Lease; (i) whether there are any Events of Default and a detailed description of any listed events; (j) whether the Loan Documents are in full force and effect; and (k) any other matters reasonably requested by Lender related to the Leases, the Obligations, the Property, or the Loan Documents. In addition, concurrently with delivery of such written certification to Lender, Borrower shall deliver to Lender an aged account receivable report showing any monetary defaults by Tenants under the Leases certified by Borrower as true and accurate in all material respects. Except during the continuance of an Event of Default, Lender shall not request a certificate under this Section 4.16 more than once every twelve (12) months.
Section 4.17    Criminal Proceedings. Borrower shall deliver to Lender such certifications and/or other evidence periodically requested by Lender, in its reasonable discretion, to verify the representations and warranties in Section 3.09(b).

Section 4.18    Additional Security. The taking of additional security, execution of partial releases, or extension of the time for the payment obligations of Borrower shall not diminish the effect and lien of this Instrument and shall not affect the liability or obligations of any maker or guarantor. During the continuance of an Event of Default, Lender and/or Trustee may enforce the Loan Documents or any other security in such order and manner as Lender may determine in its discretion.
Section 4.19    Further Acts. Borrower shall take all necessary actions to keep valid and effective the lien and rights of Lender and Trustee under the Loan Documents. Promptly upon request by Lender or Trustee, and at Borrower’s expense, Borrower shall execute additional instruments and take such actions as Lender and/or Trustee reasonably believes are necessary to (a) maintain or grant Lender and Trustee a first-priority, perfected lien on the Property; (b) grant to Lender and Trustee, to the fullest extent permitted by Law, the right to foreclose on, or transfer title to, the Property non-judicially; and (c) correct any error in the Loan Documents.
Section 4.20    Compliance With Anti-Terrorism Laws.
(a)Conducting Business with Certain Persons. Borrower hereby covenants and agrees that it will not knowingly conduct business with or engage in any transaction or dealing with any Prohibited Person.
(b)Compliance with Anti-Terrorism Laws. Borrower hereby covenants and agrees that it, as well as the Principals, will comply at all times with the requirements of the Anti-Terrorism Laws. Borrower hereby covenants and agrees that, to the extent (if any) required to do so, it, as well as the Principals, will maintain established policies and procedures reasonably designed to prevent and detect money laundering and to prevent other violations of the Anti-Terrorism Laws, including those relating to not knowingly conducting any business or engaging in any transaction or dealing with any Prohibited Person.
(c)Notice of OFAC Violation. Borrower hereby covenants and agrees that, in the event of an OFAC Violation, Borrower will promptly (i) give notice to Lender of such OFAC Violation; and (ii) comply with all Laws applicable to such OFAC Violation (regardless of whether the Prohibited Person is located within the jurisdiction of the United States of America), including the Anti-Terrorism Laws, and Borrower hereby authorizes and consents to Lender’s taking any and all steps Lender deems necessary, in its sole discretion, to comply with all Laws applicable to any such OFAC Violation, including the requirements of the Anti-Terrorism Laws (including the “freezing” and/or “blocking” of assets).
(d)Confirmation of OFAC Information. Upon Lender’s request in its reasonable discretion from time to time during the term of the Loan, Borrower agrees to deliver a certification confirming that the representations and warranties set forth in Section 3.10 above remain true and correct as of the date of such certificate and confirming Borrower’s and the Principals’ compliance with this Section 4.20.

Section 4.21    Expenses and Advances.
(a)In addition to any payments specified in the Loan Documents, Borrower shall pay, on demand, all fees, charges, costs, expenses, and disbursements incurred by Lender, Borrower and/or Trustee in connection with the following:
(i)any amendment to, or consent, approval or waiver required or requested by Borrower under this Instrument or any of the other Loan Documents (whether or not any such amendment, consent, approval or waiver is entered into or granted);
(ii)defending or participating in any Proceeding arising from actions by third parties and brought against or involving Lender with respect to: (1) the Property; (2) any event, act, condition, or circumstance in connection with the Property; or (3) the relationship between or among, Lender, Trustee, Borrower and Principals in connection with this Instrument or any of the other Loan Documents or any of the transactions contemplated by this Instrument or any of the other Loan Documents;
(iii)the administration or enforcement of, or preservation of rights or remedies under this Instrument or any of the other Loan Documents, including or in connection with any sale, Transfer, lease, or other encumbrance of the Property or any interest therein, any transfer of any of the Obligations, Proceedings, and/or the foreclosure, sale or transfer by deed-in-lieu of foreclosure of the Property pursuant to this Instrument or any of the other Loan Documents; and
(iv)the occurrence of an Insolvency Event or if any Bankruptcy Proceeding is instituted by or against Borrower, any of the Principals, Principal General Partner, REIT or any other REIT Subsidiary (other than by Lender), provided, however, that in the case of any other REIT Subsidiary, the Insolvency Event or Bankruptcy Proceedings with respect to such REIT Subsidiary results in a substantive consolidation with Borrower.
(b)During the continuance of an Event of Default, or at such other time that Lender determines that there exists an imminent threat of injury to persons or property or Lender’s security, if Borrower fails to pay any amounts or perform any actions required under the Loan Documents, then Lender or Trustee may (but shall not be obligated to) advance sums to pay such amounts or perform such actions. During the continuance of an Event of Default, or at such other time that Lender determines that there exists an imminent threat of injury to persons or property or Lender’s security, Lender and Trustee shall have the right to enter upon and take possession of the Property to prevent or remedy any such failure and the right to take such actions in Borrower’s name. No advance or performance by Lender shall be deemed to have cured a Default. All (i) sums advanced by or payable to Lender or Trustee pursuant to this Section 4.21 or under Laws; or (ii) except as expressly provided in the Loan Documents, payments due under the Loan Documents which are not paid in full when due, shall: (1) be deemed demand obligations; (2) bear interest from the due date at the Default Rate until paid if not paid within five (5) Business Days after written notice; (3) be part of, together with such interest, the Obligations; and (4) be secured by the Loan Documents. Lender or Trustee, upon making any such advance, shall also be subrogated to the rights of the Person receiving such advance.

Section 4.22    Subrogation. If any proceeds of the Note were used to extinguish, extend or renew any indebtedness on the Property, then, to the extent of the funds so used, (a) Lender and Trustee shall be subrogated to all rights, claims, liens, titles and interests existing on the Property held by the holder of such indebtedness; and (b) these rights, claims, liens, titles and interests are not waived but rather (i) shall continue in full force and effect in favor of Lender and Trustee; and (ii) are merged with the lien and security interest created by the Loan Documents as cumulative security for the payment and performance of the Obligations.
Section 4.23    Permits. Borrower shall obtain and at all times shall keep in full force and effect and shall use commercially reasonable efforts to cause all occupants of the Property to keep in full force and effect all Permits necessary or desirable for the lawful use, occupancy and operation of the Property for the Permitted Use and the conduct of Borrower’s business and the businesses of all occupants of the Property. From and after the date hereof, Borrower shall use commercially reasonable efforts to obtain and deliver to Lender copies the certificates of occupancy with respect to the premises leased by all Major Tenants. Borrower shall comply at all times with all of the terms and conditions of the Permits applicable to the Property or Borrower and shall promptly notify Lender of any violation of or noncompliance with any such Permit of which Borrower may become aware. Upon the occurrence and during the continuance of an Event of Default, Lender may exercise all of its rights and remedies as a secured party under the UCC with respect to such Permits.
Section 4.24    Parking. At all times Borrower will maintain or cause to be maintained sufficient paved, on-site parking spaces to comply with the terms of all Leases and all applicable zoning regulations.
Section 4.25    Property Management and Leasing.
(a)At all times Borrower will cause the Property to be managed (i) in accordance with all Laws; (ii) by a property management company reasonably satisfactory to Lender, it being understood that Phillips Edison Property Manager, Principal, REIT and any REIT Subsidiary are each satisfactory to Lender, so long as they are Affiliates of Borrower; and (c) pursuant to a written property management agreement approved by Lender in writing (such approval not to be unreasonably withheld, conditioned or delayed), which may include the Leasing Agreement (as approved, the “Property Management Agreement”). The Property Management Agreement shall be terminable at will by Borrower upon thirty (30) days prior written notice and shall be subject and subordinate to the lien and terms of this Instrument and the other Loan Documents by execution of a subordination of management agreement on Lender’s then standard form with such changes as agreed between Lender and Borrower. In no event shall the property manager be removed or replaced (other than in connection with a Property Management Transfer) or the terms of the Property Management Agreement be modified or amended without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. Upon the occurrence of an Event of Default, Lender shall have the right to direct Borrower to terminate (and Borrower shall so terminate or cause to be terminated) the Property Management Agreement upon thirty (30) days’ notice. In the event that the property manager provides cause for termination as the result of gross negligence, willful misconduct, fraud, breach of fiduciary duty, bankruptcy, criminal liability or civil liability, Lender shall have the right to direct Borrower to immediately terminate (and Borrower shall so immediately terminate or cause to be immediately terminated) such Property Management Agreement.

(b)At all times during the term of the Loan, the Property shall be leased (i) in accordance with all Laws; (ii) by Phillips Edison Property Manager, Principal, REIT, any REIT Subsidiary or a leasing agent reasonably satisfactory to Lender; and (iii) pursuant to a written leasing agreement that is either (x) approved by Lender, such approval not to be unreasonably withheld, conditioned or delayed, or (y) included as part of the Property Management Agreement approved by Lender in accordance with Section 4.25(a) above (as approved, the “Leasing Agreement”). The Leasing Agreement shall be subject and subordinate to the lien and terms of this Instrument and the other Loan Documents by execution of a subordination of leasing agreement on Lender’s then standard form with such changes as agreed between Borrower and Lender. In no event shall the leasing agent be removed or replaced or the terms of the Leasing Agreement be modified or amended without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. Upon the occurrence of an Event of Default, Lender shall have the right to direct Borrower to terminate (and Borrower shall so terminate or cause to be terminated) the Leasing Agreement upon thirty (30) days’ notice. In the event that the leasing agent provides cause for termination as the result of gross negligence, willful misconduct, fraud, breach of fiduciary duty, bankruptcy, criminal liability or civil liability, Lender shall have the right to direct Borrower to immediately terminate (and Borrower shall so immediately terminate or cause to be immediately terminated) such Leasing Agreement.
ARTICLE V - SALE, TRANSFER, OR ENCUMBRANCE OF THE PROPERTY;
LEASES OF THE PROPERTY
Section 5.01    Due-on-Sale or Encumbrance. Except as otherwise provided in this Article V, Lender may accelerate the Obligations and the entire Obligations (including a Prepayment Premium calculated by using the Alternate Prepayment Premium) shall become immediately due and payable, if any of the following shall occur, whether occurring in a single transaction or in a series of transactions (each and collectively, a “Prohibited Transfer”):
(a)a direct or indirect sale, conveyance, assignment, transfer or disposal of, divesting of title to, mortgage, pledge or encumbrance of or grant of a security interest or other lien on, or grant of any easement or right-of-way (each and collectively, a “Transfer”) with respect to all or any portion of the Property or any interest in the Property, in any manner whatsoever, whether voluntary or involuntary, except (i) for Permitted Encumbrances, (ii) any Transfer as a result of any Taking of the Property or any portion thereof, (iii) liens, security interests, encumbrances and charges that Borrower pays, bonds or otherwise discharges, or is contesting, in accordance with the Loan Documents, and (ii) as otherwise permitted by this Section 5.01;
(b)any merger or consolidation of, or any Transfer or dissolution involving all or substantially all of the assets of, (i) Borrower; (ii) any Principal; or (iii) REIT, where Borrower, Principal or REIT is not the surviving company or acquirer of such assets;
(c)if Borrower is a corporation, any Transfer of more than forty-nine percent (49%) of the voting shares in such corporation;
(d)if Borrower is a partnership, any Transfer of a general partnership interest or of more than forty-nine percent (49%) of voting limited partnership interests in Borrower or the conversion of any Person holding any general partnership interest in Borrower to a corporation, limited partnership interest, limited liability company or any other type of entity with limited liability;

(e)if Borrower is a limited liability company, any Transfer of the membership interest of any managing member of Borrower or of the sole member of Borrower, if any, or of more than forty-nine percent (49%) of the non-managing membership interests of Borrower to any Person that is not wholly-owned by Principal;
(f)if Borrower is a trust, any resignation, removal or substitution of the trustee or any Transfer of more than forty-nine percent (49%) of the beneficial interests of Borrower;
(g)any other Transfer of more than forty-nine percent (49%) of the voting interests in Borrower; or
(h)any other event resulting in a Change of Control of Borrower or any Principal.
Except as otherwise permitted by Section 5.02 direct or indirect interests or management Control in (i) the Property, (ii) Borrower, (iii) any member of Borrower, and/or (iv) any Person that has Control of Borrower, may be not Transferred without Lender’s approval and the occurrence of any such event will constitute an Event of Default.
Notwithstanding the foregoing, any Transfers under the Loan Documents or under the Cross Defaulted Loan Documents that would result in more borrowers under the Loan or the Cross Defaulted Loans than originally contemplated during the term of the Loan and the Cross Defaulted Loans shall be strictly prohibited.
Notwithstanding the foregoing if the death of or the removal from Control of Borrower of any natural person who has a direct or indirect ownership, beneficial or voting interest in Borrower or who is a general partner, managing member, sole member, manager or trustee of Borrower or is otherwise in Control of Borrower would cause a Prohibited Transfer, then the provisions of this Section 5.01 shall not apply to such Transfer; provided, however, that if such natural person is a general partner, managing member, sole member, manager or trustee of Borrower or is otherwise in Control of Borrower, then any successor to such natural person must be reasonably satisfactory to Lender.
Section 5.02    Permitted Transfers.
(a)Permitted Transfers. For so long as Phillips Edison Grocery Center Operating Partnership I, L.P. is the Principal under the Loan and [_________] LLC is Borrower under the Loan, the following shall not constitute Prohibited Transfers (and by virtue thereof shall be permitted hereunder without Lender’s approval):
(i)the listing of REIT Shares on an Exchange (the "REIT Listing"); provided that (A) REIT satisfies all of the listing requirements of the SEC at the time of and as a condition of the REIT Listing, including, but not limited to, the net worth requirements, and (B) the REIT Listing does not result in or cause a Change of Control;
(ii)without limiting subparagraph (iii) of this Section 5.02(a), Transfers, issuances or redemptions of any REIT Shares (each, a "REIT Share Transfer"); provided that (A) at the time of such REIT Share Transfer, the REIT Shares are listed on an Exchange, and (B) the REIT Share Transfer does not result in or cause a Change of Control;
(iii)any REIT Share Transfers, issuances or redemptions during the period prior to the REIT Listing (i.e., while REIT is a public entity but a non-listed entity) that are made in accordance with REIT's charter and other governing documents, including, but not limited to, REIT's share repurchase program and/or dividend reinvestment program; provided that (A) such activities, singularly or taken as a whole, do not result in or cause a Change of Control; and (B) prior to such REIT Share Transfers, issuances or redemptions, Borrower shall have delivered to Lender a copy of REIT’s charter and governing documents;
(iv)Transfers, issuances, conversions or redemptions of interests in Principal to limited partners in Principal; provided that such Transfers do not result in or cause a Change of Control;
(v)Transfers of indirect interests in Principal and REIT; provided that such Transfers do not result in or cause a Change of Control;
(vi)any merger or consolidation of REIT or Principal with any Person that is an Affiliate of REIT; provided that (A) REIT or Principal is the surviving entity; (B) such transaction does not result in or cause a Change of Control; and (C) the General Transfer Requirements are satisfied;
(vii)any Transfer of interests in Phillips Edison Property Manager to REIT (the “Property Management Transfer”); provided that (A) Phillips Edison Property Manager is Controlled by REIT, a REIT Subsidiary or Principal; (B) such transaction does not result in or cause a Change of Control; and (C) the General Transfer Requirements are satisfied;
(viii)any replacement of Phillips Edison Property Manager with Principal or an entity Controlled by Principal; provided that, at the time of the Transfer, there shall not exist an Event of Default;
(ix)any removal or replacement of REIT Manager; provided that (A) (1) Jeffrey S. Edison, or (2) two (2) or more of Devin Murphy, Mark Addy, Robert F. Myers, Joseph Schlosser, Ryan Moore and John Caulfield (or replacement executives having a similar level of experience and seniority to any replaced executive as determined by Lender in its reasonable discretion), shall continue to be executives of REIT or Principal; and (3) the General Transfer Requirements are satisfied;
(x)any Transfer, issuance or redemption of any direct or indirect beneficial or legal ownership interests in any Public REIT Shareholder (it being understood that Borrower has no control over the ownership structure of any Public REIT Shareholder); and
(xi)the Transfer of one hundred percent (100%) of the membership interests in Borrower to a wholly-owned subsidiary of Principal; provided that (A) such transaction does not result in or cause a Change of Control; and (B) the General Transfer Requirements are satisfied.

(b)No Release; Information.
(i)Neither any REIT Share Transfer nor any Transfer of interests of any of the limited partners in Principal shall relieve Borrower or Principal of any of its respective obligations and liabilities under any of the Loan Documents, including the Limited Guaranty or the Environmental Indemnity; and
(ii)Borrower shall cause REIT to cause Lender to automatically receive notifications whenever REIT posts and files any documents with the SEC. Additionally, from time to time, upon written request of Lender, Borrower shall cause REIT to furnish to Lender copies of (A) mailings by REIT to its shareholders, (B) to the extent not confidential, reports furnished by REIT to rating agencies and relating to its outstanding commercial paper, and (C) to the extent not confidential, information generally supplied by REIT in writing to security analysts.
(c)One-Time Right to Transfer Property. Notwithstanding the above, (1) Borrower shall have a one- time right to sell its entire interest in the Property and assign all of its rights and obligations under the Loan Documents and the Cross Collateralizing Security Documents encumbering the Property to a third party; or (2) all of the membership interests in Borrower may be transferred directly or indirectly to a third party (such third party described in clauses (1) or (2) being the “Transferee” and any such sale, assignment or transfer described in clauses (1) or (2) being the “One- Time Right to Transfer”); provided that:
(i)at the time of the One-Time Right to Transfer, there shall not exist an Event of Default;
(ii)the closing of the One-Time Right to Transfer will not occur unless and until the satisfaction of the conditions to the closing of (A) the sales of the other Cross Defaulted Properties and the assignments of all of the other Cross Defaulted Borrowers’ rights and obligations under the Cross Defaulted Loan Documents to a third party or its affiliates; or (B) the transfers directly or indirectly of all of the membership interests in the other Cross Defaulted Borrowers to a third party, in either case, pursuant to provisions in such loan documents substantially similar to this Section 5.02(c). For avoidance of doubt, the One-Time Right to Transfer may not be exercised unless and until the one-time right to transfer provision included in each of the Cross Defaulted Loan Documents is also exercised;
(iii)Transferee and the principal(s) of Transferee (“Transferee’s Principal(s)”) expressly assume all of the obligations of Borrower and Principal(s) under and pursuant to the Note, this Instrument, the Environmental Indemnity, the Limited Guaranty and all other Loan Documents on such terms and conditions and pursuant to such documentation as is acceptable to Lender, in its sole discretion, including, without limitation, the representations, warranties and covenants set forth therein and any amendments deemed necessary by Lender in its reasonable discretion as a result of the structure of the Transferee;
(iv)Lender shall have given its approval to Transferee’s and Transferee’s Principal(s)’ credit history, reputation, legal organization, financial strength and experience in the ownership, operation and management of grocery anchored retail properties similar to the Property and other Cross Defaulted Properties in the areas where the Property and other Cross Defaulted Properties are located;
(v)Lender, at its option, receives a then current phase I environmental report with respect to the Property in form and substance satisfactory to Lender from a consultant approved by Lender;

(vi)Lender shall have received a transfer premium equal to six-tenths of one percent (0.6%) of the principal amount outstanding under the Note as of the date of the One-Time Right to Transfer;
(vii)Borrower shall pay all costs incurred by Lender in connection with the One-Time Right to Transfer, including, without limitation, Attorneys’ Fees, and the cost of an endorsement to Lender’s title insurance policy, insuring the continuing first priority of Lender’s lien;
(viii)Lender receives a legal opinion reasonably acceptable to it from counsel for Transferee and Transferee’s Principal(s) addressing (A) the due organization and authorization of Transferee and Transferee’s Principal(s); (B) the continued enforceability of the Loan Documents and any ancillary transaction documents against them; and (C) such other matters reasonably required by Lender given the context of the transaction;
(ix)the DSCR for all Cross Defaulted Properties shall be no less than 2.00 to 1.00;
(x)the Debt Yield for all Cross Defaulted Properties shall be equal to or greater than twelve percent (12.0%);
(xi)at the time of the closing of the One-Time Right to Transfer, the LTV shall be no greater than fifty-five percent (55%); and
(xii)within five (5) Business Days of Lender’s request therefor Borrower shall provide Lender with Borrower’s proposed calculation of Net Operating Income, certified by an appropriate authorized officer or authorized signatory of Borrower, together with all relevant supporting detail reasonably required to determine the same. Lender shall then perform Lender’s own independent calculation of Net Operating Income, which shall be the definitive determination of Net Operating Income absent manifest error.
Section 5.03    Principals.
(a) If any Principal is a natural person and dies or is removed from Control while the Note is outstanding then, not later than five (5) months following the death or removal of such Principal, Borrower shall provide to Lender for its approval (which approval shall not be unreasonably withheld or delayed, it being understood and agreed that the estate of such deceased Principal is not acceptable to Lender), a substitute Principal or Principals and documentation to verify that such substitute Principal or Principals are in Control of Borrower. If approved by Lender, the substitute Principal or Principals shall execute and deliver to Lender, within thirty (30) days after Lender approves in writing the substitute Principal or Principals, a limited guaranty and an environmental indemnity agreement identical (except as to the name of the obligor thereunder and similar conforming changes) in form and substance to the Limited Guaranty and the Environmental Indemnity, respectively, executed by the Principal who died or was removed from Control.

(b)    Borrower shall pay all costs and expenses, including Attorneys’ Fees, incurred by Lender in connection with any approval by Lender under this Section 5.03 and the preparation and execution of any documentation required under this Section 5.03.
Section 5.04    Leases.
(a)Subordination of Leases. Unless otherwise approved in writing by Lender, all Leases entered into after the date hereof shall be absolutely subordinate to the lien of this Instrument, but may contain a provision reasonably satisfactory to Lender that, in the event of the exercise of the private power of sale or a judicial foreclosure hereunder, such Lease, at the sole and exclusive option of the purchaser at such sale, shall not be terminated and the Tenant thereunder shall attorn to such purchaser and, if requested to do so, shall enter into a new Lease for the balance of the term then remaining upon the same terms and conditions.
(b)Obligations of Borrower as to Leases. Borrower: (i) shall observe and perform all the obligations imposed upon the lessor under the Leases in all material respects; (ii) shall enforce all of the terms, covenants and conditions contained in the Leases upon the part of lessee thereunder to be observed or performed in all material respects; (iii) shall not collect any of the Rents more than one (1) month in advance; (iv) shall not execute any other assignment of lessor’s interest in the Leases or the Rents; (v) subject to the rights set forth in Section 5.04(c) below, shall not, without the prior written consent of Lender, surrender or terminate or consent to the cancellation, surrender or termination of any Lease or any part thereof, now existing or hereafter made, or consent to the release of any party thereto, except in the ordinary course of operating the Property; (vi) shall not convey or transfer or suffer or permit a conveyance or transfer of the Property or of any interest therein so as to effect a merger of the estates and rights of, or a termination or material diminution of the obligations of, any lessee thereunder; (vii) shall not consent to any assignment of or subletting under the Leases not in accordance with their terms or in the ordinary course of operating the Property; (viii) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments as Lender shall from time to time reasonably require in order to maintain or grant Lender and Trustee a first-priority assignment of all Leases and Rents; and (ix) shall notify Lender of any event of default of any Major Tenant or Borrower for which notice is given or any circumstance or other event arising under a Lease that would entitle or permit Borrower or any Major Tenant to cancel the Lease, abate any rent payable thereunder, or pursue any “self-help” remedy thereunder.
(c)New Leases, Amendment, Modification, Etc., of Leases.
(i)Except as otherwise expressly set forth in this Section 5.04, Borrower shall not enter into any Lease for any portion of the Property without the prior written consent of Lender, which shall not be unreasonably withheld or delayed. As a condition to granting such consent, Lender may require an estoppel certificate from the Tenant, and if such Lease does not include subordination, non-disturbance and attornment language acceptable to Lender, a subordination, non-disturbance and attornment agreement (“SNDA”) among Lender, Borrower, and the Tenant, which SNDA shall subject and subordinate such Lease to the lien and terms of this Instrument, the other Loan Documents and any Cross Collateralizing Security Documents encumbering the Property and shall further subordinate the Tenant’s rights to casualty and condemnation proceeds. Such tenant estoppel certificate and such SNDA shall be based on the forms attached to such Tenant’s Lease, or if no forms are attached to such Tenant’s Lease, then on Lender’s then standard forms or such Tenant’s standard forms with such changes as Lender shall reasonably request. Without limiting the generality of the foregoing, each Lease entered into after the date hereof shall contain a provision, where applicable, stating that (i) the Tenant uses, generates, stores and disposes of no Hazardous Materials, except those customarily and currently used in Tenant’s normal business operations, and that in any event all such Hazardous Materials will only be used in the leased premises in compliance with all Environmental Requirements; and (ii) Lender and Lender’s environmental consultant may conduct periodic inspections at the expense of Borrower to verify that such use, storage, generation, treatment, disposal or release is in compliance with all Environmental Requirements.
(ii)Borrower shall not, without Lender’s prior written approval (not to be unreasonably withheld or delayed), amend, modify, extend, renew or supplement any Lease or consent to any sublease except for: (A) subleases, amendments or modifications memorializing options or rights contained in Leases previously approved by Lender or (B) Leases not requiring Lender’s approval. A Lease shall require Lender’s approval for purposes of clause (B) if either the initial Lease so required Lender approval hereunder, or such Lease as so amended, modified, extended, renewed or supplemented would have required Lender’s approval hereunder as a new Lease.
(iii) Notwithstanding the foregoing, Lender’s approval shall not be required for any new Lease or amendment or modification of an existing Lease provided (i) no Event of Default has occurred and is continuing, and (ii) the Lease or Lease as amended or modified (A) is not with a Major Tenant, (B) is on market terms, (C) represents a bona-fide arm’s length transaction with a third party not Affiliated with Borrower, (D) does not contain tenant purchase options, above-market tenant improvement allowances, above-market concessions or offsets, (E) is for a term not longer than twenty (20) years (including any renewal options), and (F) is either (1) written on Borrower’s standard form Lease which has been approved by Lender with changes negotiated in good faith by Borrower that are customary market changes made by similar owners in the ordinary course of business or (2) written on the Tenant’s form Lease but containing provisions for limitations on landlord’s liability and subordination and attornment of the Lease in favor of Lender. As used herein, the term “Major Tenant” means any Tenant of the Property and their Affiliates then leasing or subleasing space pursuant to one or more Leases at the Property aggregating more than 15,000 rentable square feet of the Property’s net rentable area.
(iv)Borrower shall provide Lender with a copy of any new Leases, amendments and modifications for Leases with a Tenant within thirty (30) days of execution, and within fifteen (15) days after a request from Lender for any other Lease or amendment. If Lender’s approval is required for any new Lease or any amendment or modification of an existing Lease and Borrower requests Lender’s approval in writing, and such written request is neither approved nor denied within ten (10) Business Days following Lender’s receipt (together with the Lease and/or the amendment or modification of an existing Lease (as applicable), a comparison of the proposed, unexecuted new Lease to Borrower’s standard form Lease previously approved by Lender (as applicable), Tenant financials, if appropriate, and such other documentation which Lender may reasonably request), Lender’s approval shall be deemed given; provided that Borrower’s request for Lender’s approval shall bear the following legend typed in bold, capital letters at the top: “IF LENDER SHALL FAIL TO EITHER APPROVE OR DENY BORROWER’S REQUEST FOR LENDER’S APPROVAL OF THE ENCLOSED NEW LEASE OR AMENDMENT OR MODIFICATION OF A LEASE WITHIN TEN (10) BUSINESS DAYS AFTER LENDER’S RECEIPT THEREOF, LENDER SHALL BE DEEMED TO HAVE APPROVED SUCH NEW LEASE OR AMENDMENT OR MODIFICATION”; and provided, further that, the deemed approval provision in this sentence shall not apply in the event the new Lease or the amendment or modification of an existing Lease, or the request for such new Lease or amendment or modification of an existing Lease does not comply with the provisions of this subparagraph.

ARTICLE VI - DEFAULTS AND REMEDIES
Section 6.01    Events of Default. Each of the following shall be an “Event of Default”:
(a)if Borrower fails to make any payment of principal or interest when due under the Note (excluding the payment due on the Maturity Date) or fails to make any Deposits if and when required under the Loan Documents, and such failure continues uncured for ten (10) days after the applicable due date, without any requirement for notice thereof from Lender;
(b)if Borrower fails to make any payment of principal or interest when due under the Note on the Maturity Date or fails to make any other payment when due on the Maturity Date under the Note, this Instrument or the other Loan Documents;
(c)if Borrower fails to make any other payment when due under the Note, this Instrument or the other Loan Documents (except as specified in Section 6.01(a) or Section 6.01(b)), and such failure continues for ten (10) days after written notice thereof from Lender;
(d)if any representation or warranty made in connection with the Loan or the Obligations in the Loan Documents shall be false or misleading in any material respect at the time when made, provided, however, that if (A) such misrepresentation was not intentional, and (B) the condition causing the representation or warranty to be false is susceptible of being cured, the same shall be an Event of Default hereunder only if the same is not cured within thirty (30) days after written notice to Borrower from Lender;
(e)if Borrower shall, without Lender’s prior written consent, take any action that, in accordance with the terms of the Loan Documents, expressly requires Lender’s consent, including, without limitation, in connection with the provisions of Article V, without first obtaining Lender’s prior written consent (or deemed consent);
(f)if a Prohibited Transfer occurs;
(g)if an “Event of Default” described in any other provision of this Instrument occurs;
(h)if Borrower fails to comply with the provisions of Section 5.03;
(i)if an Insolvency Event occurs;
(j)if any Bankruptcy Proceeding is instituted by (other than by Lender) or against Borrower, any of the Principals, Principal General Partner, REIT or any other REIT Subsidiary, and, if instituted against such Person, is allowed, consented to, or not dismissed within the earlier to occur of (i) ninety (90) days after such institution; or (ii) the filing of an order for relief, provided that in the case of any other REIT Subsidiary, the bankruptcy of such REIT Subsidiary results in a substantive consolidation with Borrower;
(k)[Intentionally Omitted];
(l)if Borrower shall fail at any time to obtain, maintain, renew, or keep in force the insurance policies required by Section 4.06 hereof or any of the other Loan Documents;
(m)if an event of default, subject to all notice and cure rights, by Borrower under any other mortgage, deed of trust, or security agreement covering any part of the Property, whether it be superior or junior in lien to this Instrument or under any other loan or indebtedness has occurred and is continuing, whether secured or unsecured, or if an event of default shall occur under any loan secured by a pledge of a direct or indirect ownership interest in Borrower other than a pledge of (y) direct or indirect ownership interests by limited partners in Principal or (z) direct or indirect interests by Public REIT Shareholders in REIT;
(n)if any claim of priority (except based upon a Permitted Encumbrance) to the Loan Documents by title, lien, or otherwise shall be upheld by any court of competent jurisdiction or shall be consented to by Borrower;
(o)the occurrence of any RICO Violation;
(p)the occurrence of any ERISA Violation;
(q)the occurrence of any OFAC Violation;
(r)if any report, statement or item required under Section 4.15 is not received by Lender after the expiration of (i) thirty (30) days after written notice from Lender (the “First Notice”); and (ii) ten (10) days after delivery of a second written notice from Lender (the “Second Notice”), which Second Notice shall not be delivered before the date that is thirty (30) days after delivery of the First Notice;
(s)the occurrence of any event or circumstance identified as an “Event of Default” under any Loan Document other than this Instrument, under any Cross Collateralizing Security Document, or under any of the other Cross Defaulted Loan Documents; and
(t)except for the occurrence of the events listed in the other clauses of this Section 6.01, if Borrower fails to perform or comply with any other provision contained in this Instrument or in any of the other Loan Documents and such failure is not cured within thirty (30) days after written notice thereof by Lender (the “Grace Period”); provided, however, that the Grace Period may be extended for up to an additional sixty (60) days (for a total of ninety (90) days from the date of Default) if (i) Borrower promptly commences and diligently pursues the cure of such Default and delivers (within the Grace Period) to Lender a written request for more time; and (ii) Lender determines in good faith that (1) such Default cannot be cured within the Grace Period but can be cured within ninety (90) days after the Default; (2) no lien or security interest created by the Loan Documents will be impaired prior to completion of such cure; and (3) Lender’s immediate exercise of any remedies provided hereunder or by Law is not necessary for the protection or preservation of the Property or Lender’s or Trustee’s security interest.

Section 6.02    Remedies. If an Event of Default occurs and is continuing, Lender, or any Person designated by Lender or Lender acting by or through Trustee, may (but shall not be obligated to) take any action (separately, concurrently, cumulatively, and at any time and in any order) permitted under any Laws, without notice, demand, presentment, or protest (all of which are hereby waived), to protect and enforce Lender’s or Trustee’s rights under the Loan Documents or Laws including the following actions:
(a)accelerate and declare the entire unpaid Obligations immediately due and payable, except for Events of Defaults under Section 6.01(i) or (j) which shall automatically make the Obligations immediately due and payable;
(b)judicially or otherwise, (i) completely foreclose this Instrument; or (ii) partially foreclose this Instrument for any portion of the Obligations due and the lien and security interest created by this Instrument shall continue unimpaired and without loss of priority as to the remaining Obligations not yet due;
(c)sell for cash or upon credit the Property and all right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale, to the extent permitted by Law, Borrower hereby waiving all such rights of redemption upon the occurrence of an Event of Default;
(d)subject to the limitations in Article VII, recover judgment on the Note either before, during or after any Proceedings for the enforcement of the Loan Documents and without any requirement of any action being taken to (i) realize on the Property; or (ii) otherwise enforce the Loan Documents;
(e)seek specific performance of any provisions in the Loan Documents;
(f)apply for the appointment of a receiver, custodian, trustee, liquidator, or conservator of the Property without (i) notice to any Person; (ii) regard for (1) the adequacy of the security for the Obligations; or (2) the solvency of Borrower or any Person liable for the payment of the Obligations; and Borrower and any Person so liable waives or shall be deemed to have waived the foregoing and any other objections to the fullest extent permitted by Law and consents or shall be deemed to have consented to such appointment;
(g)with or without entering upon the Property, (i) exclude Borrower and any Person from the Property without liability to Borrower for trespass, damages, or otherwise; (ii) take possession of, and Borrower shall surrender within five (5) Business Days after written notice, all books, records, and accounts relating to the Property; (iii) give notice to Tenants or any Person, make demand for, collect, receive, sue for, and recover in its own name all Rents and cash collateral derived from the Property; (iv) use, operate, manage, preserve, control, and otherwise deal with every aspect of the Property, including (1) conducting its business; (2) insuring it; (3) making all repairs, renewals, replacements, alterations, additions, and improvements to or on it; (4) completing the construction of any Improvements in manner and form as Lender deems advisable; and (5) executing, modifying, enforcing, and terminating new and existing Leases on such terms as Lender deems advisable and evicting any Tenants in default; (v) apply the receipts from the Property to payment of the Obligations, in any order or priority determined by Lender, after first deducting all costs, expenses, and liabilities incurred by Lender or Trustee in connection with the foregoing operations and all amounts needed to pay the Impositions and other expenses of the Property, as well as just and reasonable compensation for the services of Lender, Trustee, and their attorneys, agents, and employees; and/or (vi) in every case in connection with the foregoing, exercise all rights and powers of Borrower, Lender, or Trustee with respect to the Property, either in Borrower’s name or otherwise;
(h)release any portion of the Property for such consideration, if any, as Lender may require without, as to the remainder of the Property, impairing or affecting the lien or priority of this Instrument or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Obligations shall have been actually reduced, and Lender may accept by assignment, pledge, or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder;
(i)apply any Deposits to the following items in any order and in Lender’s sole discretion: (i) the Obligations; (ii) costs incurred by Lender in administering or enforcing its rights under this Instrument; (iii) advances made by Lender under the Loan Documents; or (iv) the Impositions; or
(j)take all actions permitted under the UCC of the Property State including (i) the right to take possession of Personal Property and take such actions as Lender or Trustee deems advisable for the care, protection and preservation of the Personal Property; and (ii) request Borrower at its expense to assemble the Personal Property and make it available to Lender or Trustee at a convenient place acceptable to Lender or Trustee. Any notice of sale, disposition or other intended action by Lender or Trustee with respect to the Personal Property sent to Borrower at least ten (10) Business Days prior to such action shall constitute commercially reasonable notice to Borrower.
If Lender or Trustee exercises any of its rights under Section 6.02(g), Lender and Trustee shall not (1) be deemed to have entered upon or taken possession of the Property except upon the exercise of its option to do so and physically taking possession of the Property; (2) be deemed a beneficiary or mortgagee in possession by reason of such entry or taking possession; or (3) be liable (x) to account for any action taken pursuant to such exercise other than for Rents actually received by Lender or Trustee except for Losses caused by Lender’s or Trustee’s willful misconduct or gross negligence and not covered by Borrower’s insurance; (y) for any Loss sustained by Borrower resulting from any failure to lease the Property; or (z) any other act or omission of Lender or Trustee except for Losses caused by Lender’s or Trustee’s willful misconduct or gross negligence and not covered by Borrower’s insurance. During the continuance of an Event of Default, Borrower hereby consents to, ratifies, and confirms the exercise by Lender and Trustee of its or their rights under this Instrument and appoints Lender and Trustee as its attorney-in-fact for such purposes.

Section 6.03    Expenses. All costs, expenses, or other amounts paid or incurred by Lender or Trustee in the exercise of its or their rights under the Loan Documents, including, without limitation, Attorneys’ Fees (together with interest thereon at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Law, in the event such cost, expense or other amount incurred by Lender or Trustee is not paid within five (5) days of written demand therefor) shall be (a) part of the Obligations; (b) secured by this Instrument; and (c) allowed and included as part of the Obligations in any foreclosure, decree for sale, power of sale, or other judgment or decree enforcing Lender’s and/or Trustee’s rights under the Loan Documents.
Section 6.04    Rights Pertaining to Sales. To the extent permitted under (and in accordance with) any Laws, the following provisions shall, as Lender or Trustee may determine in its or their sole discretion, apply to any sales of the Property under this Article VI, whether by judicial Proceeding, judgment, decree, power of sale, foreclosure or otherwise: (a) Lender or Trustee may conduct a single sale of the Property or multiple sales of any part of the Property in separate tracts or in any other manner as Lender deems in its best interest and Borrower waives any right to require otherwise; (b) if Lender elects more than one sale of the Property, Lender may at its option cause the same to be conducted simultaneously or successively, on the same day or on such different days or times and in such order as Lender may deem to be in its best interest, no such sale shall terminate or otherwise affect the lien of this Instrument on any part of the Property not then sold, and Borrower shall pay the costs and expenses of each such sale; (c) any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice or such sale may occur, without further notice, at the time fixed by the last postponement or a new notice of sale may be given; and (d) Lender may acquire the Property and, in lieu of paying cash, may pay by crediting against the Obligations the amount of its bid, after deducting therefrom any sums which Lender or Trustee is authorized to deduct under the provisions of the Loan Documents. After any such sale, Trustee shall deliver to the purchaser at such sale the trustee’s deed conveying the property so sold, but without any covenant or warranty, express or implied in customary form. Any Person, including Borrower or Lender, may purchase at such sale.
Section 6.05    Application of Proceeds. Any proceeds received from any sale or disposition under this Article VI or otherwise, together with any other sums held by Lender or Trustee, shall, except as expressly provided by Law or this Instrument, be applied in the order determined by Lender to: (a) payment of all costs and expenses of any enforcement Proceeding, or foreclosure sale, transfer of title by power of sale (including the expenses of the Trustee), or otherwise (including interest thereon at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Law, in the event such cost or expense incurred by Lender or Trustee is not paid within five (5) days of written demand therefor); (b) all Assessments, unless the Property was sold subject to such Assessments; (c) payment of the Obligations in such order as Lender may elect; (d) payment of any other sums secured or required to be paid by Borrower; and (e) payment of the surplus, if any, to Borrower. Borrower and Lender intend and agree that during any period of time between any foreclosure judgment that may be obtained and the actual foreclosure sale that the foreclosure judgment will not extinguish the Loan Documents or any rights contained therein including the obligation of Borrower to pay all costs and to pay interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Law.

Section 6.06    Additional Provisions as to Remedies. No failure, refusal, waiver, or delay by Lender or Trustee to exercise any rights under the Loan Documents upon any Event of Default shall impair Lender’s or Trustee’s rights or be construed as a waiver of, or acquiescence to, such or any subsequent Default or Event of Default. No recovery of any judgment by Lender or Trustee and no levy of an execution upon the Property or any other property of Borrower shall affect the lien and security interest created by this Instrument and such liens, rights, powers, and remedies shall continue unimpaired as before until this Instrument is terminated in accordance with Section 1.01. Lender or Trustee may resort to any security given by this Instrument or any other security now given or hereafter existing to secure the Obligations, in whole or in part, in such portions and in such order as Lender or Trustee may deem advisable, and no such action shall be construed as a waiver of any of the liens, rights, or benefits granted hereunder. Acceptance of any payment after any Event of Default shall not be deemed a waiver or a cure of such Event of Default and such acceptance shall be deemed an acceptance on account only. If Lender or Trustee has started enforcement of any right by foreclosure, sale, entry, or otherwise and such Proceeding shall be discontinued, abandoned, or determined adversely for any reason, then Borrower, Lender and Trustee shall be restored to their former positions and rights under the Loan Documents with respect to the Property, subject to the lien and security interest hereof.
Section 6.07    Waiver of Rights and Defenses. To the fullest extent Borrower may do so by Law, Borrower (a) will not at any time insist on, plead, claim, or take the benefit of any Law now or later enacted providing for any appraisement, valuation, stay, extension, moratorium, redemption, or any statute of limitations; (b) for itself, its successors and assigns, and for any Person ever claiming an interest in the Property (other than Lender), to the extent permitted by Law, waives and releases all rights of redemption, reinstatement, valuation, appraisement, notice of intention to mature or declare due the whole of the Obligations, all rights to a marshaling of the assets of Borrower, including the Property, or to a sale in inverse order of alienation, in the event of foreclosure (or extinguishment by transfer of title by power of sale) of the liens and security interests created under the Loan Documents; and (c) shall not be relieved of its obligation to pay the Obligations as required in the Loan Documents nor shall the lien or priority of the Loan Documents be impaired by any agreement renewing, extending, or modifying the time of payment or the provisions of the Loan Documents (including a modification of any interest rate), unless expressly released, discharged, or modified by such agreement. Regardless of consideration and without any notice to or consent by the holder of any subordinate lien, security interest, encumbrance, right, title, or interest in or to the Property, (i) Lender may release any Person liable for payment of the Obligations or any portion thereof or any part of the security held for the Obligations; or (ii) Lender and Borrower may modify any of the provisions of the Loan Documents without impairing or affecting the Loan Documents or the lien, security interest, or the priority of the modified Loan Documents as security for the Obligations over any such subordinate lien, security interest, encumbrance, right, title, or interest.

ARTICLE VII - LIMITATION ON PERSONAL LIABILITY
Section 7.01    Limited Recourse Liability. Lender will not hold Borrower personally liable for repayment of the Obligations or any other sums due under the Loan Documents, or for any deficiency established after judicial foreclosure or a trustee’s sale, except to the extent of Borrower’s interest in the Property and all other collateral given as security for the Loan; provided, however, that:
(a)the foregoing limitation of liability shall not affect Borrower’s liability under the Environmental Indemnity;
(b)Borrower shall be subject to full personal liability to the extent of any and all actual Losses of any kind whatsoever (but excluding consequential, special, punitive or exemplary damages and diminution of the value of the Property that was not caused by the acts or omissions of any Borrower Party, except to the extent that such consequential, special, punitive or exemplary damages are required to be paid by Lender to a third party), incurred or suffered by Lender and its successors and assigns as a result of any of the following:
(i)    Borrower’s misapplication or misappropriation of Tenant security deposits, Rents paid more than thirty (30) days in advance, insurance proceeds, Awards or other sums received in connection with the Property (to the extent of the amount misapplied or misappropriated);
(ii)    Borrower’s failure to apply Rents to the Obligations or to the normal operating expenses of the Property in violation of the Loan Documents or Law, to the extent of rents wrongfully applied; provided that, prior to the occurrence of an Event of Default of which Borrower has knowledge, Borrower shall be entitled to make distributions to its partners, shareholders, members or other owners in the ordinary course of business until such Rents are applied in violation of the Loan Documents or Law;
(iii)    Borrower’s failure to deliver to Lender or its assignee(s), at its or their request and following foreclosure of the Property, any tangible Personal Property, including Leases, books, records and files relating to the leasing, use, enjoyment, occupancy, operation or maintenance of the Property in Borrower’s possession that are not confidential or proprietary, or any Personal Property taken from the Property by or on behalf of Borrower and not replaced with Personal Property of substantially the same utility and of the same or greater value;
(iv)    any willful misconduct, material misrepresentation or theft by any Borrower Party in connection with the Loan or the Property;
(v)    Borrower’s failure to pay when due any Impositions with respect to the Property, or to maintain terrorism insurance with respect to the Property if required, in each case to the extent the cash flow of the Property is sufficient to pay such Impositions and other premiums; provided, however, Borrower shall not have any liability under this clause (v) if the Deposits held by Lender contain sufficient funds to pay such Impositions and other premiums;
(vi)    the costs and expenses (including, without limitation, Attorneys’ Fees) incurred by Lender in enforcing its rights and remedies under this Article VII;
(vii) any act of intentional waste committed by any Borrower Party; provided the failure to restore, repair, or maintain the Property shall not constitute intentional waste if the cash flow of the Property is insufficient to pay the same;

(viii)    Borrower or any Borrower Party contests, delays or otherwise hinders any action taken by Lender in connection with the appointment of a receiver for the Property or the foreclosure of the liens, mortgages or other security interests created by the Loan Documents or the Cross Collateralizing Security Documents encumbering the Property; and
(ix) if Borrower is a single member limited liability company, the bankruptcy or insolvency of the sole member of Borrower which causes Borrower to cease to exist.
(c)the foregoing limitation of liability shall not apply and the Loan will be fully recourse to Borrower in the event:
(i)of any fraud or act of arson by any Borrower Party related to the Property or the Loan;
(ii)of a Prohibited Transfer;
(iii)that Borrower, Principal, Principal General Partner, REIT or any other REIT Subsidiary commences a voluntary Bankruptcy Proceeding; provided, however, that in the case of any other REIT Subsidiary, the bankruptcy of such REIT Subsidiary results in a substantive consolidation with Borrower;
(iv)that (1) any Affiliate of Borrower or of any Principal (except any Public REIT Shareholders) becomes a creditor of Borrower or of any Principal in any involuntary Bankruptcy Proceeding; or (2) an involuntary Bankruptcy Proceeding is commenced against Borrower, Principal, Principal General Partner, REIT, or, if the bankruptcy of such REIT Subsidiary results in a substantive consolidation with Borrower, any other REIT Subsidiary by an Affiliate of Borrower or of any Principal (except any Public REIT Shareholders), and in any event such Bankruptcy Proceeding is not dismissed within ninety (90) days of filing; or
that the Property or any part thereof becomes an asset in a voluntary Bankruptcy Proceeding that is not dismissed within ninety (90) days of filing.
Notwithstanding anything to the contrary contained herein, no present or future, direct or indirect, shareholder, officer, director, employee, trustee, beneficiary, advisor, member, partner, principal, participant or agent of or in Borrower (“Constituent Member”), or of or in any Person that is or becomes a Constituent Member in Borrower (other than Principal and Principal General Partner under the Limited Guaranty and Environmental Indemnity), shall have any personal liability, directly or indirectly, under or in connection with this Instrument, the Loan Documents, and each of the parties hereto, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability, provided, however, that the foregoing shall not release any individual from any tort claims actually committed by such individual. For purposes hereof, to the extent applicable, neither the negative capital account of any Constituent Member in Borrower, nor any obligation of any Constituent Member in Borrower to restore a negative capital account or to contribute or loan capital to Borrower or to any other Constituent Member in Borrower shall at any time be deemed to be the property or an asset of Borrower (or any such other Constituent Member) and neither Lender nor any of its successors or assigns shall have any right to collect, enforce or proceed against with respect to any such negative capital account or obligation to restore, contribute or loan.

ARTICLE VIII - INDEMNIFICATION
Section 8.01    General Indemnity. Borrower agrees that while Lender has no liability to any Person in tort or otherwise as lender and that Lender is not an owner or operator of the Property, Borrower shall, at its sole expense, Indemnify the Indemnified Parties from any actual Losses imposed on, incurred by, or asserted against any of the Indemnified Parties, directly or indirectly, arising out of or in connection with (a) the ownership or operation of the Property; provided, however, that the foregoing indemnity shall not apply to any Losses caused by the gross negligence or willful misconduct of the Indemnified Parties not covered by Borrower’s insurance; and (b) the Transaction Taxes.
Section 8.02    Duty to Defend, Costs and Expenses. Upon request, whether Borrower’s obligation to Indemnify Lender arises under this Article VIII or in the other Loan Documents, Borrower shall defend at its cost the Indemnified Parties (in Borrower’s or the Indemnified Parties’ names) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, during the continuance of an Event of Default, the Indemnified Parties may, in their sole discretion, engage their own attorneys and professionals at Borrower’s cost to defend or assist them and, at their option, their attorneys shall control the resolution of any claims or Proceedings. Within five (5) Business Days after written notice, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse and/or Indemnify the Indemnified Parties for all actual Losses imposed on, incurred by, or asserted against the Indemnified Parties by reason of any items set forth in this Article VIII and/or the enforcement or preservation of the Indemnified Parties’ rights under the Loan Documents. Any amount payable to the Indemnified Parties under this Section 8.02 shall (a) be deemed a demand obligation; (b) be part of the Obligations; (c) bear interest from the date of demand at the Default Rate until paid if not paid within five (5) Business Days after written notice; and (d) be secured by this Instrument.
Section 8.03    Recourse Obligation and Survival. Notwithstanding anything to the contrary in the Loan Documents, the obligations of Borrower under this Article VIII shall survive (a) repayment of the other Obligations; (b) any termination, satisfaction, transfer of title by power of sale, assignment or foreclosure of this Instrument; (c) the acceptance by Lender (or any nominee) of a deed in lieu of foreclosure; (d) a plan of reorganization filed under the Bankruptcy Code; and (e) the exercise by Lender of any rights in the Loan Documents. Borrower’s obligations under this Article VIII shall not be affected by the absence or unavailability of insurance covering the same or by the failure or refusal by any insurance carrier to perform any obligation under any applicable insurance policy, solely to the extent that such event which gave rise to the Indemnification obligation arose prior to the events set forth in this Section 8.03.

ARTICLE IX - ADDITIONAL PROVISIONS
Section 9.01    Usury Savings Clause. All agreements in the Loan Documents are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid under the Loan Documents for the use, forbearance, or detention of money exceed the highest lawful rate permitted by Law. If, at the time of performance, fulfillment of any provision of the Loan Documents results in exceeding the limit of validity prescribed by Law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity. If Lender shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and (a) shall be canceled automatically; or (b) if paid, such excess shall be, in Lender’s discretion, either (i) credited against the principal amount of the Obligations to the extent permitted by Law without regard to any Prepayment Premium; or (ii) rebated to Borrower if it cannot be so credited under Laws. Furthermore, all sums paid or agreed to be paid under the Loan Documents for the use, forbearance, or detention of money shall to the extent permitted by Law be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Obligations for so long as the Obligations are outstanding.
Section 9.02    Notices. Except to the extent expressly allowed to be given by Lender orally under the Loan Documents, any notice, request, demand, consent, approval, direction, agreement, or other communication required or permitted under the Loan Documents shall be in writing and shall be validly given if (a) sent by a nationally-recognized courier that obtains receipts; (b) delivered personally by a courier that obtains receipts; or (c) mailed by United States certified mail (with return receipt requested and postage prepaid); in each case (under (a), (b), or (c) above) addressed to the applicable Person as follows:

If to Lender:    With a copy of notices sent to Lender to:

The Guardian Life Insurance Company     The Guardian Life Insurance Company
of America                    of America
7 Hanover Square, Floor 20-C        7 Hanover Square, Floor 23-B
New York, New York 10004            New York, New York 10004
Attn:    Manager, Mortgage Servicing        Attn:    Vice President, Investment and
Real Estate Counsel, Law Department

If to Borrower: [___________] LLC 11501 Northlake Drive Cincinnati, Ohio 45249 Attn: General Counsel	With copies of notices sent to Borrower to: Latham & Watkins LLP 330 N. Wabash Street, Suite 2800 Chicago, Illinois 60611 Attn: Robert Buday
and
[____________] LLC 11501 Northlake Drive Cincinnati, Ohio 45249 Attn: Chief Accounting Officer
If to any Party identified as a “Guarantor” under the Limited Guaranty: Phillips Edison Grocery Center Operating Partnership I, L.P. 11501 Northlake Drive Cincinnati, Ohio 45249	With copies of notices to such Guarantor(s) to: Latham & Watkins LLP 330 N. Wabash Street, Suite 2800 Chicago, Illinois 60611 Attn: Robert Buday
If to any party identified as an “Indemnitor” under the Environmental Indemnity: Phillips Edison Grocery Center Operating Partnership I, L.P. 11501 Northlake Drive Cincinnati, Ohio 45249	With a copy of notices sent to such Indemnitor(s): Latham & Watkins LLP 330 N. Wabash Street, Suite 2800 Chicago, Illinois 60611 Attn: Robert Buday

If to Trustee: [___________________] [___________________] [___________________]
Each notice shall be effective upon being so sent, delivered, or mailed, but the time period for response or action shall run from the date of receipt as shown on the delivery receipt. Refusal to accept delivery or the inability to deliver because of a changed address for which no notice was given shall be deemed receipt. Any party may periodically change its address for notice and specify up to two (2) additional addresses for copies by giving the other party at least ten (10) days’ prior notice.
Section 9.03    Sole Discretion of Lender. Except as otherwise expressly stated, whenever Lender’s judgment, consent, or approval is required or Lender shall have an option or election under the

Loan Documents, such judgment, the decision as to whether or not to consent to or approve the same, or the exercise of such option or election shall be in the sole and absolute discretion of Lender.
Section 9.04    Applicable Law; Submission and Consent to Jurisdiction; Service of Process.
(a)This Instrument and the other Loan Documents shall be governed by and construed in accordance with the Laws of the Property State without regard to any principles of conflicts of law requiring the application of the laws of another state and the applicable Laws of the United States of America. Without limiting Lender’s right to bring any Proceeding in the courts of any other jurisdiction in which a Cross Defaulted Property is located, Borrower and Lender by its acceptance of this Instrument, irrevocably (i) submit to the jurisdiction of any state or federal court in the Property State; (ii) agree that any Proceeding may be heard and determined in such court; (iii) waive, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of any Proceeding in such jurisdiction; (iv) waive any claim that any such courts lack personal jurisdiction over Borrower; and (v) agree not to plead or claim, in any Proceeding with respect to this Instrument and the other Loan Documents brought in any of the aforementioned courts, that such courts lack personal jurisdiction over Borrower or Lender.
(b)Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such Proceeding, in addition to such other methods as are permitted under Laws, by the mailing of copies thereof by registered or certified mail, postage prepaid, to Borrower at its address for notice purposes pursuant to Section 9.02 hereof, such service to become effective thirty (30) days after such mailing. Borrower hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any Proceeding commenced hereunder that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of Lender to serve process in any other manner permitted by Law or to commence Proceedings or otherwise proceed against guarantor in any other jurisdiction.
Section 9.05    Transfer of Loan.
(a)Lender’s Right to Transfer Loan, Etc. Lender may, at any time, (i) sell, transfer or assign the Loan in whole or in part and the Loan Documents and any servicing rights with respect thereto; and/or (ii) grant participations therein, provided that if no Event of Default shall then exist, Lender may not sell, transfer or assign the Loan, the Loan Documents, or the servicing rights with respect to the Loan or grant participations in the Loan to Specified Prohibited Transferees. Lender may forward to any actual or prospective Investor all documents and information which Lender now has or may later acquire relating to the Obligations, Borrower, the Principals, the Leases, and the Property, whether furnished by Borrower, any of the Principals or otherwise, as Lender determines advisable. Following any such sale, transfer, assignment or participation, Lender shall provide notice thereof to Borrower. Notwithstanding anything to the contrary contained herein or in any other Loan Document, Borrower shall not be required to make payment to any transferee of the Loan until Borrower has received notice of such transfer and the identity of the transferee thereunder. Borrower and the Principals agree to cooperate with Lender in connection with any transfer or participation made pursuant to this Section 9.05, including the delivery of a written certification in accordance with Section 4.16 and such other documents as may be reasonably requested by Lender. Without limiting the generality of the foregoing, if requested by Lender, Borrower shall execute one or more replacement promissory notes in favor of Lender or any such Investor; provided that the aggregate principal amounts of all replacement notes shall equal the then outstanding principal amount of the Loan and the aggregate interest rates of such notes shall equal the interest rate provided in the Note, and none of the foregoing shall increase or expand Borrower’s or Principal’s obligations under the Loan Documents or limit or impair Borrower’s or Principal’s rights under the Loan Documents. Borrower shall also use commercially reasonable efforts obtain the written consent of any Person in order to permit Lender to furnish any such Investor with any and all information concerning the Property, the Leases, the financial condition of Borrower and the Principals, as may be reasonably requested by Lender or any such Investor and which may be complied with without undue expense.
(b)Release of Lender. Borrower agrees that upon any assignment or transfer of the Loan Documents by Lender to any third party, Lender shall have no obligations or liabilities under the Loan Documents for events occurring after such assignment or transfer, such third party shall be substituted as the lender under the Loan Documents for all purposes and Borrower shall look solely to such third party for the performance of any of Lender’s obligations under the Loan Documents or with respect to the Loan.
Section 9.06    Concerning the Trustee. By recording a written substitution in the county or city where the Property is located or by any other means permitted by Law, Lender may (a) remove Trustee or any successor Trustee at any time (or times) without notice or cause; and (b) replace any Trustee who dies or resigns or is removed. To the extent permitted by Law, Trustee waives any statutory fee for its services and agrees to accept reasonable compensation in lieu thereof. Trustee may resign upon thirty (30) days’ notice to Lender and Borrower. If more than one Person is appointed Trustee, all rights granted to Trustee under this Instrument may be exercised by any of them, without the others, with the same effect as if exercised by all of them jointly. In addition to exercising all rights set forth in this Instrument, Trustee may exercise all rights under Law.
Section 9.07    Waiver of Right to Trial by Jury; Waiver of Statute of Limitations
(a)EACH OF BORROWER AND LENDER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THIS INSTRUMENT AND THE OTHER LOAN DOCUMENTS), ANY ALLEGED ACTS OR OMISSIONS OF BORROWER OR LENDER IN CONNECTION THEREWITH, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS INSTRUMENT AND THE OTHER LOAN DOCUMENTS. BORROWER AND LENDER EACH ACKNOWLEDGES THAT THIS IS A WAIVER OF A LEGAL RIGHT AND REPRESENTS TO THE OTHER THAT THIS WAIVER IS MADE KNOWINGLY AND VOLUNTARILY. BORROWER AND LENDER EACH AGREES THAT ALL SUCH PROCEEDINGS SHALL BE TRIED BEFORE A JUDGE OF A COURT OF COMPETENT JURISDICTION, WITHOUT A JURY. BORROWER AND LENDER EACH AGREES THAT THIS SECTION 9.07 CONSTITUTES WRITTEN CONSENT THAT TRIAL BY JURY SHALL BE WAIVED IN ANY SUCH PROCEEDINGS AND AGREE THAT BORROWER AND LENDER EACH SHALL HAVE THE RIGHT AT ANY TIME TO FILE ANY OR ALL OF THE LOAN DOCUMENTS WITH THE CLERK OR JUDGE OF ANY COURT IN WHICH ANY SUCH PROCEEDINGS MAY BE PENDING AS STATUTORY WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY.
(b)BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO PLEAD ANY AND ALL STATUTES OF LIMITATION AS A DEFENSE TO THE PAYMENT OF THE DEBT.

Section 9.08    State Specific Provisions. Notwithstanding anything contained in this Instrument to the contrary, the provisions set forth in Annex B hereto are incorporated into this Instrument, and, in the event of any conflict or inconsistency between the provisions set forth in Annex B and other provisions of this Instrument, the provisions of Annex B shall govern.
Section 9.09    Miscellaneous.
(a)Severability. If any provision of the Loan Documents shall be held to be invalid, illegal, or unenforceable in any respect, this shall not affect any other provisions of the Loan Documents and such provision shall be limited and construed as if it were not in the Loan Documents.
(b)Vesting of Title in Another Person. If title to the Property becomes vested in any Person other than Borrower, Lender and Trustee may, without notice to Borrower, deal with such Person regarding the Loan Documents or the Obligations in the same manner as with Borrower without in any way vitiating or discharging Borrower’s liability under the Loan Documents or being deemed to have consented to the vesting.
(c)Merger of Estates. If both the lessor’s and lessee’s interest under any Lease ever becomes vested in any one Person, this Instrument and the lien and security interest created hereby shall not be destroyed or terminated by the application of the doctrine of merger and Lender and Trustee shall continue to have and enjoy all its rights and privileges as to each separate estate. Upon foreclosure (or transfer of title by power of sale) of this Instrument, none of the Leases shall be destroyed or terminated as a result of such foreclosure (or sale), by application of the doctrine of merger or as a matter of Law, unless Lender or Trustee takes all actions required by Law to terminate the Leases as a result of foreclosure or sale.
(d)Covenants Running with the Land; Time of the Essence. All of the Borrower’s covenants and agreements under the Loan Documents shall run with the land until such time as the Debt is repaid in full and the other conditions precedent set forth in this Instrument to the termination of this Instrument shall have been satisfied, and time shall be of the essence with respect to the performance of the covenants and agreements under the Loan Documents by Borrower and Lender.
(e)Lender as Attorney-In-Fact. During the continuance of an Event of Default, Borrower appoints Lender as its attorney-in-fact with respect to the execution, acknowledgment, delivery, filing or recording for and in the name of Borrower of any of the documents which Borrower is required to execute, acknowledge, deliver, file or record under this Instrument or any of the other Loan Documents. Whenever this Instrument or any of the other Loan Documents provides for the appointment of Lender as attorney-in-fact for Borrower, whether pursuant to the immediately preceding sentence or otherwise, each such appointment shall be deemed to be coupled with an interest and irrevocable.
(f)Amendments, Etc. in Writing. The Loan Documents cannot be amended, terminated, or discharged except in a writing signed by the party against whom enforcement is sought. No waiver, release, or other forbearance by Lender will be effective unless it is in a writing signed by Lender and then only to the extent expressly stated.
(g)Successors and Assigns. The provisions of this Instrument and the other Loan Documents shall be binding upon Borrower, Trustee and Lender and their heirs, devisees, representatives, successors, and assigns including successors in interest to the Property and shall inure to the benefit of Borrower, Lender and Trustee and its or their heirs, successors, substitutes, and assigns.

(h)Joint and Several Obligations. Where two or more Persons have executed any Loan Document, the obligations of such Persons shall be joint and several with respect to the Obligations in that Loan Document, except to the extent the context clearly indicates otherwise.
(i)Counterparts. The Loan Documents may be executed in any number of counterparts with the same effect as if all parties had executed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.
(j)Loss of Loan Document. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of any Loan Document which is not of public record, and, in the case of any mutilation, upon surrender and cancellation of the Loan Document, Borrower will issue, in lieu thereof, a replacement Loan Document, dated the date of the lost, stolen, destroyed or mutilated Loan Document containing the same provisions; provided that Borrower shall not be obligated to issue a new Note until Lender provides Borrower a customary lost note indemnity.
(k)No Liability for Reports, Etc. Any reviews, inspections, reports, approvals or similar items conducted, made or produced by or on behalf of Lender with respect to Borrower, the Property or the Loan are for loan underwriting and servicing purposes only, and shall not constitute an acknowledgment, representation or warranty of the accuracy thereof, or an assumption of liability with respect to Borrower, Borrower’s contractors, architects, engineers, employees, agents or invitees, present or future Tenants or owners of the Property, or any other party.
(l)Entire Agreement. The Loan Documents constitute the entire understanding and agreement between Borrower, Lender and Trustee with respect to the Loan and supersede all prior written or oral understandings and agreements with respect to the Loan including the Loan Commitment and Borrower is not relying on any representations or warranties of Lender except as expressly set forth in the Loan Documents.
(m)Incorporation of Recitals and Exhibits. The recitals set forth in this Instrument, Annex A hereto, Annex B hereto, and all exhibits to this Instrument are incorporated herein and shall be deemed an integral part of this Instrument.
(n)Correction of Loan Documents. If Lender determines that the Note, this Instrument or any of the other Loan Documents contains any provision with regard to the amount of the Loan, the interest rate or the payment of principal or interest that erroneously does not conform to the terms and conditions of the Loan Commitment, Borrower agrees to execute and deliver to Lender upon request any and all amendments, restated Loan Documents or other instruments, in form and substance reasonably acceptable to Borrower and Lender, correcting such erroneous provision.
(o)Acceptance of Cure After an Event of Default. Lender shall not be under any obligation to accept any proffered cure from Borrower subsequent to the occurrence of an Event of Default nor shall Lender be obligated in any way to discontinue any exercise of remedies which Lender may have initiated subsequent to the occurrence of an Event of Default upon any such proffer by Borrower. An Event of Default shall be continuing until such time as Lender have waived such Event of Default or expressly accepted a cure thereof.

ARTICLE X - RELEASE AND SUBSTITUTION OF CROSS DEFAULTED PROPERTIES.
Section 10.01    Release. At any time after the expiration of the Lock-Out Period, Borrower shall have the right to request in writing Lender’s consent to the release (the “Release”) of one or more of the Cross Defaulted Properties (such released property or properties, each a “Released Property” and, collectively, the “Released Properties”) from the lien of the applicable Cross Collateralizing Security Documents, or any other security instrument pertaining to the Loan and/or the Cross Defaulted Loans encumbering the Released Properties upon and subject to the following provisions, terms and conditions (it being understood that Lender shall endeavor to effect any such Release on the date specified in Borrower’s written request, but no earlier than fifteen (15) Business Days after receipt of Borrower’s written request):
(a)At both the time of Borrower’s written notice and at the effective date of the Release, there shall not exist an Event of Default;
(b)The Release shall not violate any applicable Laws;
(c)Lender shall have received copies of any purchase and sale agreement regarding the Transfer of the Released Property;
(d)Borrower shall provide Lender with updated title searches with respect to any Remaining Properties and, if an endorsement to Lender’s mortgagee title insurance policy(ies) for any Remaining Properties is available in any state in which any Remaining Property is located at a commercially reasonable rate to the effect that the priority of Lender’s lien on such Remaining Properties is not affected by the Release and insuring the continued first priority of the lien of the security instruments encumbering the applicable Remaining Properties, then Borrower shall provide Lender with such endorsements;
(e)The DSCR for the Remaining Properties shall be no less than a DSCR equal to 2.0 to 1.0; provided that Borrower shall have the right to prepay the portion of the outstanding principal necessary for the Remaining Properties to satisfy the DSCR requirement of this subparagraph;
(f)The Debt Yield for the Remaining Properties shall be equal to or greater than a Debt Yield of twelve percent (12.0%); provided that Borrower shall have the right to prepay the portion of the outstanding principal necessary for the Remaining Properties to satisfy the Debt Yield requirement of this subparagraph;
(g)Borrower shall pay Lender an amount (the “Principal Payment”) equal to the sum of (A) a prepayment equal to one hundred ten percent (110%) of the Allocable Loan Amount; (B) an amount, if any, necessary to satisfy the conditions set forth in clauses (e) and (f) above; (C) an amount equal to Exercised Prepayment Premium with respect to the Allocable Loan Amount and any prepayment necessary to satisfy the conditions set forth in clauses (e) and (f) above; (D) an administrative fee of $15,000; and (E) all of Lender’s actual out-of-pocket costs and expenses incurred in connection with the Release, including without limitation, Attorneys’ Fees, and title fees and charges (any amounts received by Lender over and above the amount necessary to repay the Debt shall be allocated by Lender to the repayment of the other Cross Defaulted Loans as determined by Lender in its sole and absolute discretion);
(h)Borrower shall deliver to Lender any other document that Lender shall reasonably request; and

(i)Within five (5) Business Days of Lender’s request therefor Borrower shall provide Lender with Borrower’s proposed calculation of Net Operating Income, certified by an appropriate authorized officer or authorized signatory of Borrower, together with all relevant supporting detail reasonably required to determine the same. Lender shall then perform Lender’s own independent calculation of Net Operating Income, which shall be the definitive determination of Net Operating Income absent manifest error.
Section 10.02    Substitution of Other Properties for Cross Defaulted Properties. Not more than six (6) times during the term of the Loan, Borrower shall have the right to request in writing Lender’s consent to the substitution (the “Substitution”) of a grocery anchored retail property or properties acceptable to Lender in its sole discretion for one or more of the Cross Defaulted Properties (such Cross Defaulted Property or Properties being released, each an “Outgoing Property” and, collectively, the “Outgoing Properties”, and such property or properties becoming subject to the Loan Documents and Cross Collateralizing Security Documents, each an “Incoming Property” and, collectively, the “Incoming Properties”) as collateral encumbered by the Cross Collateralizing Security Documents or any other security instrument encumbering the Outgoing Properties upon and subject to the following provisions, terms and conditions (it being understood that Lender shall endeavor to effect any such Substitution on the date specified in Borrower’s written request, but no earlier than forty-five (45) days after receipt of Borrower’s written request):
(a)At both the time of Borrower’s written notice and at the effective date of the Substitution, there shall not exist an Event of Default;
(b)All representations and warranties of Borrower shall remain true and correct as of the date of the Substitution, except to the extent any such representation or warranty is no longer true or correct due to (i) the mere passage of time, (ii) events contemplated by Lender and Borrower to have occurred in the ordinary course since the date hereof, or (iii) the occurrence of one or more events that are permitted to occur under the Loan Documents, and Borrower shall certify to Lender to such effect;
(c)The Substitution shall not violate any applicable Laws;
(d)Lender shall have received copies of any purchase and sale agreement regarding the Transfer of the Outgoing Properties being substituted by the Incoming Properties;
(e)Borrower shall provide Lender with: (i) a mortgagee title insurance policy(ies) for the newly added Cross Defaulted Properties with an aggregate liability limit of not less than the aggregate principal amount of the Loan and/or Cross Defaulted Loan(s) corresponding to the applicable Release Property(ies) issued by the title insurance company which issued the mortgagee title insurance policy for the Loan and the other Cross Defaulted Loans and with such endorsements as included the title insurance policies for the Cross Defaulted Properties to the extent available in the state where the newly added Cross Defaulted Property is located, (ii) updated title searches with respect to any Remaining Properties and, (iii) if an endorsement to Lender’s mortgagee title insurance policy(ies) for any Remaining Properties is available in any state in which any Remaining Property is located at a commercially reasonable rate to the effect that the priority of Lender’s lien on such Remaining Properties is not affected by the Substitution and insuring the continued first priority of the lien of the security instruments encumbering the applicable Remaining Properties, such endorsements;
(f)The DSCR for the Remaining Properties shall be no less than 2.0 to 1.0; provided that Borrower shall have the right to repay the portion of the outstanding principal (which prepayment shall be subject to the Exercised Prepayment Premium) necessary for the Remaining Properties to satisfy the DSCR requirement of this subparagraph;
(g)The Debt Yield for the Remaining Properties shall be equal to or greater than twelve percent (12.0%) (and Borrower shall have provided to Lender the information required for the calculation thereof); provided that Borrower shall have the right to prepay the portion of the outstanding principal (which prepayment shall be subject to the Exercised Prepayment Premium) necessary for the Remaining Properties to satisfy the Debt Yield requirement of this subparagraph;
(h)Borrower shall pay Lender an administrative fee of $15,000 and all of Lender’s actual out-of-pocket costs and expenses incurred in connection with the Substitution, including without limitation, Attorneys’ Fees, and title fees and charges;
(i)Borrower shall deliver to Lender any other document that Lender shall reasonably request; and
(j)Within five (5) Business Days of Lender’s request therefor Borrower shall provide Lender with Borrower’s proposed calculation of Net Operating Income, certified by an appropriate authorized officer or authorized signatory of Borrower, together with all relevant supporting detail reasonably required to determine the same. Lender shall then perform Lender’s own independent calculation of Net Operating Income, which shall be the definitive determination of Net Operating Income absent manifest error.
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[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has executed this Instrument under seal as of the day first set forth above.
BORROWER:

[_____________] LLC,
a Delaware limited liability company

By:    Phillips Edison Grocery Center Operating Partnership I, L.P.,
a Delaware limited partnership, its sole member

By:     Phillips Edison Grocery Center OP GP I LLC,
a Delaware limited liability company,
Its     General Partner

By: ________________________________________
Name:
Title:

STATE OF OHIO         )
             : SS:
COUNTY OF ____________)

The foregoing instrument was acknowledged before me this      day of ________________, 2017 by _______________, the ________________ of Phillips Edison Grocery Center OP GP I LLC, a Delaware limited liability company, the General Partner of Phillips Edison Grocery Center Operating Partnership I, L.P., a Delaware limited partnership, the sole member of [______________], a Delaware limited liability company, on behalf of said company.
_______________________________                                    Notary Public - State of Ohio

[SEAL]

My commission expires :
____________________